Exhibit 10.3

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] OR [REDACTED] INDICATES THAT INFORMATION HAS BEEN REDACTED.

GROUND LEASE

by and between

TWAIN GL XXXVI, LLC
a Missouri limited liability company

“Landlord”

and

HOF VILLAGE RETAIL I, LLC
a Delaware limited liability company, and

HOF VILLAGE RETAIL II, LLC
a Delaware limited liability company

collectively, “Tenant”

September 27, 2022

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EXHIBITS

Exhibit A	-	Legal Description of Premises
Exhibit B	-	Base Rent Schedule
Exhibit C	-	Entitlements for which Final Approvals Have Been Issued
Exhibit D	-	Guaranty
Exhibit E	-	Memorandum of Lease
Exhibit F	-	Insurance Requirements
Exhibit G	-	Acknowledgement of Third Party Beneficiary
Exhibit H	-	Budget
Exhibit I	-	Reserved
Exhibit J		Commencement Date Disbursements and Intended Disbursement Schedule and Amounts
Exhibit K	-	Reserved
Exhibit L	-	Form of Ground Lease Estoppel Certificate
Exhibit M	-	Tenant Payment Notice
Exhibit N	-	Work Completed as of Commencement Date

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GROUND LEASE

This GROUND LEASE (this “Lease”) is entered into by and between HOF VILLAGE RETAIL I, LLC, a Delaware limited liability company, and HOF VILLAGE RETAIL II, LLC, a Delaware limited liability company, jointly and severally (collectively referred to herein as “Tenant”), and TWAIN GL XXXVI, LLC, a Missouri limited liability company (“Landlord”), effective as of September 27, 2022 (the “Commencement Date”). For purposes of this Lease, Tenant and Landlord are sometimes referred to herein collectively as the “Parties” and individually as a “Party”.

R E C I T A L S

WHEREAS, Landlord is the fee owner of approximately 5.8 acres of real property located in the City of Canton, Stark County, Ohio and legally described on Exhibit A attached to this Lease (the “Premises”), such Premises expressly excluding and excepting the Improvements (as hereinafter defined); and

WHEREAS, Tenant desires to lease the Premises (together with all appurtenant rights and easements) for the purpose of constructing, owning, and operating a retail center (collectively, the “Improvements”) for the rent and on the terms and conditions set forth in this Lease, and Landlord and Tenant have executed this Lease in connection with Landlord’s acquisition of the Premises.

NOW, THEREFORE, it is agreed by the parties as follows:

ARTICLE I

LEASE OF PREMISES AND TERM OF LEASE

Section 1.01. Agreement to Lease. For and in consideration of the rents to be paid and covenants to be performed by Tenant under this Lease, Landlord agrees to lease the Premises to Tenant, and Tenant agrees to lease the Premises from Landlord, on the terms and conditions set forth in this Lease and subject to all matters affecting the Premises, whether or not of record.

Section 1.02. Term of Lease. The term of this Lease (the “Term”) shall commence on the Commencement Date and shall expire on the date which is ninety nine (99) years following the Commencement Date, except that if the date which is ninety nine (99) years following the Commencement Date is not the final calendar day of a calendar month, then the Term shall expire on the last day of the calendar month containing the date which is ninety nine (99) years following the Commencement Date.

Section 1.03. Delivery of Possession. Possession of the Premises is delivered by Landlord to Tenant upon the Commencement Date subject to all matters affecting the Premises, whether or not of record. Tenant agrees and acknowledges that the Premises is to be delivered to Tenant in an entirely “AS IS”, “WHERE IS”, “WITH ALL FAULTS” condition, with no obligation for Landlord to improve or alter the Premises and with Landlord making no representation or warranty as to the Premises. TENANT ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY MADE BY LANDLORD IN THIS LEASE, LANDLORD IS NOT MAKING AND SPECIFICALLY DISCLAIMS ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OR REPRESENTATIONS AS TO MATTERS OF TITLE, ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITIONS INCLUDING WEATHER-RELATED CONDITIONS, AVAILABILITY OF ACCESS, INGRESS OR EGRESS, VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS, THE VALUE, CONDITION, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE. TENANT AGREES THAT TENANT HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF LANDLORD OR ANY AGENT OF LANDLORD OR OTHER THIRD PARTY, EXCEPT AS EXPRESSLY MADE BY LANDLORD IN THIS LEASE. EXCEPT AS OTHERWISE PROVIDED IN THIS LEASE, TENANT HAS HAD THE OPPORTUNITY TO CONDUCT ITS OWN INSPECTIONS AND INVESTIGATIONS OF THE PREMISES AND ASSUMES ALL RISK IN CONNECTION THEREWITH. THE TERMS AND CONDITIONS OF THIS SECTION SHALL EXPRESSLY SURVIVE THE TERMINATION OF THIS LEASE.

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ARTICLE II

RENT

Section 2.01. Base Rent and Supplemental Rent.

(a) Tenant agrees to pay to Landlord, without notice or demand, offset, abatement or deduction, in lawful money of the United States of America, annual minimum rent (“Base Rent”) during the Term in the amount set forth on Exhibit B attached hereto and made a part hereof. Base Rent shall be paid quarterly in advance in four (4) equal installments on the first (1st) business day of January, April, July, and October of every calendar year during the Term. If the Commencement Date is not the first (1st) calendar day of a calendar quarter, then for the partial quarter period from and including the Commencement Date through and including the day immediately preceding the first (1st) day of the next calendar quarter, Base Rent shall be paid on the Commencement Date for the initial fractional quarter prorated on a per diem basis. As used in this Lease, the term “Lease Year” shall mean each twelve (12) month period during the Term commencing with the Commencement Date, except that if the Commencement Date is not the first (1st) calendar day of a calendar month, then the first (1st) Lease Year shall end on the last day of the month that is twelve (12) months after the Commencement Date. Notwithstanding anything in this Section 2.01(a) to the contrary, payments of Base Rent and Supplemental Rent due and payable through and including October 31, 2024, shall be capitalized and shall be paid by Landlord to Landlord and shall be added to the Rent Basis on the first (1st) day next succeeding each applicable due date; provided, however, notwithstanding the foregoing obligation for Landlord to pay Capitalized Rent (hereinafter defined), when the Rent Basis reaches $18,200,000.00, Tenant shall thereafter pay all Rent due to Landlord even if such amounts become due and payable before October 31, 2024. Tenant acknowledges and agrees that if Capitalized Rent is insufficient to pay an entire quarterly Rent payment, Tenant shall be responsible for any such deficiency on such date that Rent is due under this Lease.

(b) After the first Lease Year, Tenant agrees to pay to Landlord, without notice or demand, offset, abatement or deduction, in lawful money of the United States of America, an annual supplemental rent (“Supplemental Rent”) as follows:

(1) For the second (2nd), third (3rd) and fourth (4th) Lease Years, annual Supplemental Rent shall be as follows:

Lease Year 2 = Lease Year 2 Base Rent x 2%

Lease Year 3 = (Lease Year 3 Base Rent x 2%) + (Lease Year 3 Base Rent x 2% x 102%)

Lease Year 4 = (Lease Year 4 Base Rent x 2%) + (Lease Year 4 Base Rent x 2% x 102%) + (Lease Year 4 Base Rent x 2% x 102% x 102%)

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(2) For the fifth (5th) Lease Year and continuing thereafter on the first (1st) day of each Lease Year (each an “Adjustment Date”), Supplemental Rent shall be adjusted to an amount equal to the sum of (i) two percent (2%) of the Base Rent for the immediately preceding applicable Lease Year, plus (ii) one hundred two percent (102%) of the Supplemental Rent for the immediately preceding applicable Lease Year; provided, however, that in the event that Base Rent is increased on the Adjustment Date at the beginning of a new CPI Adjustment Period pursuant to Section 2.01(b)(3) below, Supplemental Rent shall not be adjusted for such Lease Year under this Section 2.01(b)(2) and Supplemental Rent shall next be adjusted under this Section 2.01(b)(2) on the next Adjustment Date. For the avoidance of doubt, Supplemental Rent may be further adjusted on each Adjustment Date at the beginning of each CPI Adjustment Period pursuant to Section 2.01(b)(3). All Supplemental Rent shall be due and payable quarterly in four (4) equal installments in advance on the same day as Base Rent under this Lease.

(3) Upon the commencement of the sixth (6th) Lease Year and continuing thereafter every five (5) years (each such 5-year period, including the first five (5) Lease Years, a “CPI Adjustment Period”) through the last day of the Term, pursuant to this Section 2.01(b)(5), Supplemental Rent shall be increased on the first (1st) day of each CPI Adjustment Period by the percentage change in the CPI figure from (i) the Commencement Date for the first (1st) CPI Adjustment Period or the first (1st) day of the immediately preceding CPI Adjustment Period for all subsequent CPI Adjustment Periods to (ii) the last day of the fifth (5th) Lease Year for the first CPI Adjustment Period or the last day of the immediately preceding CPI Adjustment Period for all subsequent CPI Adjustment Periods, if and only if, the percentage increase in the CPI figure during such CPI Adjustment Period is greater than the percentage increase in Supplemental Rent during the same CPI Adjustment Period. For purposes of this Lease, “CPI” means The Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average for All Items, as published by the Bureau of Labor Statistics of the U.S. Department of Labor (or if the publication of such Consumer Price Index is discontinued, a comparable index similar in nature to the discontinued index which clearly reflects that diminution (or increase) in the real value of the purchasing power of the U.S. dollar reported for the calendar year in question).

(c) The parties acknowledge that Landlord (i) has arranged for the funds necessary to finance the acquisition of the Premises and has committed the Tenant Improvement Allowance (hereinafter defined) to Tenant as described in this Lease; (ii) has provided Tenant with services related to funding, structuring and underwriting the Transaction (hereinafter defined) on or before the date hereof; and (iii) may provide throughout the Term of this Lease ongoing services related to the management of the financing represented by this Lease, including, without limitation, (a) monitoring Tenant’s maintenance of insurance coverage on the Premises and the Improvements as required by this Lease, (b) monitoring the status of real estate taxes, assessments and other similar items and verifying the payment of such items in accordance with this Lease, (c) procuring and supervising the services of third parties necessary or appropriate in connection with the servicing of this Lease and any related financing, (d) performing payment processing, record keeping, administration of escrow and other accounts, interest rate adjustment, and other routine customer service functions, (e) monitoring any casualty losses or condemnation proceedings and administering any proceeds related thereto in accordance with this Lease and (f) advance or disburse the Tenant Improvement Allowance as required by this Lease.  The parties acknowledge and agree that the payment of Supplemental Rent pursuant to this Lease is in consideration for the services described in this Section 2.01(c) and the parties shall not treat the payment of Supplemental Rent as a payment of interest for any purpose, including federal income tax purposes.

Section 2.02. No Partnership or Joint Venture. Nothing in this Lease shall be construed to render Landlord in any way or for any purpose a partner, joint venturer, or associate in any relationship with Tenant other than that of Landlord and Tenant, nor shall this Lease be construed to authorize either to act as agent for the other.

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Section 2.03. Late Payment. All monetary amounts to be paid by Tenant to Landlord pursuant to this Lease other than Base Rent shall constitute additional rent, shall be paid in the manner provided in this Lease without offset, abatement or counterclaim, and shall sometimes be collectively referred to as “Additional Rent”. Base Rent, Additional Rent and Supplemental Rent are collectively referred to herein as “Rent”. Tenant has provided to Landlord the Guaranty from Guarantor in support of its obligations to pay Rent as and when due under this Lease. Tenant acknowledges that the late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by all or any portion of Landlord’s interest in the Project. Therefore, if Tenant fails to pay any Rent within ten (10) days of the due date under this Lease for any reason, Tenant shall pay to Landlord, as Additional Rent, the sum of five percent (5.0%) of the overdue amount as a late charge. All past-due installments of Rent shall also bear interest, as Additional Rent, at the “Interest Rate” (as hereinafter defined), from fifteen (15) days after the date due until paid. For purposes of this Lease, the “Interest Rate” shall mean the lesser of (i) the maximum rate permitted by applicable law governing interest rate restrictions, or (ii) six percent (6.0%) per annum plus the then prevailing per annum “prime rate” as most recently published in the Wall Street Journal (or the then “prime” rate as established by a comparable alternate source reasonably designated by Landlord in the event the Wall Street Journal ceases to publish a prevailing “prime” rate). Landlord’s acceptance of any late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease, at law or in equity.

Section 2.04. No Abatement of Rent. No abatement, diminution, deferral, or reduction of: (i) Rent, charges or other compensation; or (ii) Tenant’s other obligations hereunder shall be allowed to Tenant or any person or entity claiming under Tenant, under any circumstances or for any reason whatsoever and to the maximum extent permitted by Applicable Laws, Tenant hereby waives the application of any local or state statutes, land rules, regulations, or ordinance providing to the contrary.

Section 2.05. Payment of Rent. Tenant hereby acknowledges receipt of the Tenant Payment Notice attached hereto as Exhibit M (the “Tenant Payment Notice”), the terms, covenants and provisions of which are hereby incorporated herein by reference. Tenant hereby agrees to comply with the Tenant Payment Notice with respect to the payment of Rent and other sums due to Landlord under this Lease.

Section 2.06. Disbursement Reserve.

(a) Notwithstanding anything in the Lease to the contrary, as of the Commencement Date, Landlord has deposited into a reserve account (the “Disbursement Reserve Account”) an amount equal to the Disbursement Reserve Amount. The “Disbursement Reserve Amount” shall mean $2,617,891.30. The Disbursement Reserve Account shall be used for payment of Capitalized Rent. Upon any amount of Capitalized Rent becoming due at any time, Landlord shall withdraw such portion of the Capitalized Rent from the Disbursement Reserve Account until such amount is fully depleted. Tenant acknowledges and agrees that Rent shall be calculated and charged on the Disbursement Reserve Amount as if such amount has been disbursed to Tenant.

(b) Tenant assigns to Landlord the Disbursement Reserve Account as additional security for all of Tenant’s obligations under this Lease. If Tenant defaults under this Lease, Landlord shall have the right to cause such payments to be made from the Disbursement Reserve Account as set forth in this Lease.

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(c) Upon the occurrence of a breach or default of this Lease and the expiration of all applicable notice and cure periods, Landlord may in its sole and absolute discretion, use the Disbursement Reserve Amount (or any portion thereof) for any purpose, including but not limited to (1) payment of Rent; (2) reimbursement of Landlord for all losses and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Landlord as a result of such default; or (3) payment of any amount expended in exercising (and exercise) all rights and remedies available to Landlord at law or in equity or under this Lease. If the Disbursement Reserve Amount is ever reduced as provided in this Section 2.06(c), except in the event of payment of the Capitalized Rent, the Disbursement Reserve Amount shall be replenished by Tenant to the amount required by this Lease at the time of such reduction.

ARTICLE III

USE OF PREMISES

Section 3.01. Permitted Use. Tenant shall use the Premises (collectively, the “Permitted Uses”) solely for the purpose of constructing, maintaining, operating and leasing the Improvements and related amenities and facilities for retail uses only, which includes all uses permitted under Applicable Laws (the “Project”). Tenant shall not change the use of the Premises without first obtaining the written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed.

Section 3.02. Compliance With Laws and Matters Affecting Premises. Tenant shall, at Tenant’s own cost and expense, comply with all statutes, ordinances, regulations, and requirements of all governmental entities, both federal and state and county or municipal, including, without limitation, those requiring structural or non-structural work and/or capital improvements to the Premises or Improvements as a condition to continuing occupancy and relating to Tenant’s use and occupancy of the Premises, whether those statutes, ordinances, regulations, and requirements are now in force or are subsequently enacted (collectively, “Applicable Laws”). If any license, permit, or other governmental authorization is required for the lawful use or occupancy of the Premises or any portion of the Premises, Tenant shall procure and maintain it throughout the Term. The judgment of any court of competent jurisdiction, or the admission by Tenant in a proceeding brought against Tenant by any government entity, that Tenant has violated any Applicable Laws shall be conclusive as between Landlord and Tenant and shall constitute a material Tenant default within the meaning of Section 11.03 below. For purposes of clarification, violation of Applicable Laws by a tenant of Tenant shall not be deemed to be a violation of Applicable Laws by Tenant so long as Tenant enforces the Subleases for any such violations of Applicable Laws. Tenant, at its sole cost and expense, shall comply in all respects with all matters affecting the Premises, whether or not of record, and Tenant shall comply with and perform all of the obligations set forth under the same to the extent that the same are applicable to the Premises or to the extent that the same would, if not complied with or performed, impair or prevent the continued use, occupancy and operation of the Premises for the purposes set forth in this Lease. Further, in addition to Tenant’s payment obligations under this Lease, Tenant shall pay all sums charged, levied or assessed under any matters affecting the Premises, whether or not of record, promptly as the same become due and shall, upon receipt of written request by Landlord, promptly furnish Landlord evidence of payment thereof.

Section 3.03. Prohibited Uses. Tenant shall not use or permit the Premises or any portion of the Premises to be improved, developed, used, or occupied in any manner or for any purpose that is in any material way in violation of any Applicable Laws. Furthermore, Tenant shall not maintain, commit, or knowingly permit the maintenance or commission of any nuisance as now or hereafter defined by any Applicable Laws.

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ARTICLE IV

TAXES AND UTILITIES

Section 4.01. Tenant to Pay Taxes.

(a) Commencing on the Commencement Date and continuing throughout the Term, Tenant shall pay to the taxing authority, without abatement, deduction, or offset all of the following (collectively, “Taxes”): any and all general and special real property taxes, general and special assessments, personal property taxes and other charges (including any increase caused by a change in the tax rate or by a change in assessed valuation) of any description levied or assessed by any governmental agency or entity on or against the Premises, the Improvements located on the Premises, personal property owned by Tenant and located on or in the Premises or Improvements, and the leasehold estate created by this Lease (but not Landlord’s net income from the Premises), to the extent that the Taxes are attributable to any period following the Commencement Date of this Lease. Without limiting the generality of the foregoing, “Taxes” shall include any form of assessment, license fee, license tax, business license fee, transit tax or fee, commercial rental tax, levy, charge, penalty (other than tax penalties incurred as a result of Landlord’s gross negligence, inability or unwillingness to make payments when due) tax or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage, transportation or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Premises, or any portion thereof, including, but not limited to, the following: (i) any tax on Landlord’s right to Rent or right to other income from the Premises, except to the extent such rent or other income from the Premises is taxed as a part of Landlord’s net income; (ii) any assessment, tax, fee, levy or charge on the Premises and Improvements in substitution, partially or totally, of any assessments, taxes, fees, levies and charges that may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants (it being the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of Taxes for the purposes of this Lease); (iii) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the state, city or federal government, or any political subdivision thereof, with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises, or based upon a reassessment of the Premises, or any portion thereof, due to a change in ownership or transfer of all or part of Landlord’s interest in this Lease, the Premises or any portion thereof.

(b) Tenant acknowledges that the Improvements are included within a Tax Increment Financing District or a similar taxing district (as applicable, a “District”), which may impose additional taxes, service payments, or other payments per District by tenants operating within such District (the “District Taxes”) to pay for various on- and off-site improvements benefiting, directly or indirectly, the Improvements. Tenant agrees to comply with any and all rules and regulations of each District and any successor or replacement taxing district imposing comparable additional tax obligations, and to reasonably cooperate with Landlord in the establishment and administration of same, including but not limited to promptly collecting and remitting the additional District Taxes as required by Applicable Laws. Tenant shall cause all subtenants under Subleases and licensees under Occupancy Agreements to comply with any and all District requests and obligations.

Section 4.02. Proration of First and Last Year Taxes. Notwithstanding the provisions of Section 4.01 of this Lease, all Taxes levied or assessed during the tax years in which the Term ends shall be prorated between Landlord and Tenant as of the date the Term ends on the basis of tax years that commence on January 1 and end on December 31 of each year. Tenant shall pay the Taxes for the year in which the Term commences. Landlord shall pay the Taxes for the year in which the Term ends, and Tenant shall promptly, on service of written request by Landlord, reimburse Landlord for Tenant’s share of those Taxes; provided, however, at Landlord’s option, Landlord may elect to cause Tenant to pay into escrow, and Tenant agrees to pay upon notice from Landlord, monthly estimated installments of Taxes for the last year of the Term beginning not sooner than two years prior to the expiration date of this Lease.

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Section 4.03. Payment Before Delinquency. Any and all Taxes and installments of Taxes required to be paid by Tenant under this Lease shall be paid by Tenant before each of the Taxes or installment of Taxes becomes delinquent.

Section 4.04. Taxes Payable in Installments. Should any of the Taxes be levied on or assessed against the Premises that may be either paid in full before a delinquency date within the Term or paid in installments over a period either within or extending beyond this Lease, Tenant shall have the option of paying the applicable Taxes in installments. The fact that the exercise of the option to pay the Taxes in installments will cause the Premises to be encumbered with bonds or will cause interest to accrue on the Taxes is immaterial and shall not interfere with the free exercise of the option by Tenant. Should Tenant exercise the option to pay any such Taxes in installments, Tenant shall be liable to pay only those installments attributable to any period within the Term. Landlord shall cooperate with Tenant and on written request of Tenant execute or join with Tenant in executing any instruments required to permit any such Taxes to be paid in installments.

Section 4.05. Contest of Tax. Tenant shall have the right to contest, oppose, or object to the amount or validity of any of the Taxes levied on or assessed against the Premises or any part of the Premises; provided, however, that the contest, opposition, or objection must be filed before the Taxes at which it is directed becomes delinquent. Landlord shall, on written request of Tenant, join in any such contest, opposition, or objection if Tenant determines that joinder is necessary or convenient for the proper prosecution of the proceedings. Tenant shall be responsible for and shall pay all costs and expenses in any contest or legal proceeding instituted by Tenant. In no event shall Landlord be subjected to any liability for costs or expenses connected to any contest by Tenant, and Tenant agrees to indemnify and hold Landlord harmless from any such costs and expenses. Furthermore, no such contest, opposition, or objection shall be continued or maintained after the date the Taxes at which it is directed become delinquent unless Tenant has done one of the following:

(a) Paid the Taxes under protest before delinquency;

(b) Obtained and maintained a stay of all proceedings for enforcement and collection of the Taxes by posting a bond or other security required by law for such a stay; or

(c) Delivered to Landlord a good and sufficient surety bond in an amount specified by Landlord and issued by a bonding corporation licensed to do business in Ohio, conditioned on the payment by Tenant of the Taxes together with any fines, interest, penalties, costs, and expenses that may have accrued or been imposed thereon within thirty (30) days after final determination of Tenant’s contest, opposition, or objection to the Taxes.

Section 4.06. Tax Reports. Tenant shall, as between Landlord and Tenant, have the duty of attending to, preparing, making, and filing any statement, return, report, or other instrument required or permitted by Applicable Laws in connection with the determination, equalization, reduction, or payment of any Taxes levied on or assessed against the Premises, the Improvements located on the Premises, personal property located on or in the Premises or Improvements, and the leasehold estate created by this Lease and Tenant shall provide to Landlord a copy thereof within ten (10) days after any such filing.

Section 4.07. Tax Hold-Harmless Clauses. Tenant shall indemnify and hold Landlord and the Premises and any Improvements now or subsequently located on the Premises, free and harmless from any liability, loss, or damage resulting from any Taxes and District Taxes required by this Article to be paid by Tenant and from all interest, penalties, and other sums imposed thereon and from any sales or other proceedings to enforce collection of any such Taxes.

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Section 4.08. Utilities. Tenant shall pay or cause to be paid prior to the delinquency date therefor, and hold Landlord free and harmless from, all charges for the furnishing of gas, water, sewer, electricity, telephone service, and other public utilities to the Premises during the Term and for the removal of garbage and rubbish from the Premises during the Term. Without limiting the generality of the foregoing, Tenant shall be solely responsible for all utility hook-up, connection, impact, metering and other fees in connection with utility service for the Premises.

Section 4.09. Payment by Landlord. Should Tenant fail to pay within the time specified in this Article any Taxes or utility charges pursuant to Section 4.08, required by this Article to be paid by Tenant, Landlord may, without notice to or demand on Tenant, pay or discharge such Taxes or utility charges. In that event, Tenant shall within ten (10) days following receipt of written demand from Landlord reimburse Landlord for the full amount paid by Landlord in paying or discharging such Taxes or utility charges together with interest thereon at the then Interest Rate from the date of payment by Landlord until the date of repayment by Tenant. If this Article does not specify the time within which Tenant must pay any utility charge required by this Article, Tenant shall pay that utility charge before it becomes delinquent.

ARTICLE V

CONSTRUCTION BY TENANT

Section 5.01. Duty to Construct. Tenant shall, at Tenant’s sole cost and expense, construct or cause the Project to be constructed on the Premises in general accordance with the development approvals and entitlements issued to Tenant from all applicable governmental agencies for the development and construction of the Project (the “Final Approvals”). Any material deviation in design or construction of the Project from the Final Approvals shall be subject to Landlord’s prior written approval. A description of the Final Approvals is attached hereto as Exhibit C. Such construction shall be performed in the manner and according to the terms and conditions specified in this Article 5.

Section 5.02. All Work on Written Contract. All work required in the demolition of the existing improvements and construction of the new Improvements, including any site preparation work, landscaping work, and utility installation work, as well as actual construction work on the Improvements, shall be performed only by competent contractors licensed under the laws of the State of Ohio and reasonably experienced in performance of comparable work on comparable projects in Cleveland, Ohio, and shall be performed in accordance with written contracts with those contractors. Tenant shall complete the Project in compliance with the Existing Construction Documents. Landlord shall have a right to appoint a construction monitor in connection with Tenant’s construction of the Improvements under this Lease, at Tenant’s sole cost and expense. Tenant shall grant to such construction monitor full access to the Project, architect, general contractor and construction draw requests during construction. As used in this Lease, (i) “Existing Construction Documents” means, collectively, the General Construction Contract, the Architect’s Contract, the Plans and Specifications, and all other plans, drawings, contracts, licenses, permits, certificates (including without limitation certificates of occupancy), approvals, qualification statements and other similar documentation related to the development, construction, renovation, alteration or improvement of the Premises for the Permitted Use; (ii) “General Construction Contract” means the Guaranteed Maximum Price Contract dated as of February 8, 2021 , by and between HOF Village Retail I, LLC and Turner Construction/Hunt, and the Guaranteed Maximum Price Contract dated as of February 8, 2021 by and between HOF Village Retail II LLC and Turner Construction/Hunt, as amended, restated or otherwise modified from time to time; (iii) “Architect’s Contract” means the Agreement dated as of October 30, 2019, by and between Prime AE and HOF Village Retail I, LLC and HOF Village Retail II, LLC, as amended, restated or otherwise modified from time to time; and (iv) “Plans and Specifications” means the final plans and specifications for the development and construction of the Project, as the same may be amended from time to time, subject to the terms of this Lease. Tenant shall not materially amend, modify or restate any of the Existing Construction Documents without first obtaining Landlord’s written approval to such amendment, modification, or restatement. Prior to the date hereof, Tenant has caused each party to the General Construction Contract and the Architect’s Contract to execute an Acknowledgment of Third Party Beneficiary substantially in the form attached hereto as Exhibit G.

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Hall of Fame Village

Section 5.03. Compliance With Law and Standards. The Improvements shall be constructed and erected and all work on the Premises shall be performed in accordance with all Applicable Laws; provided, however, that the Improvements erected on the Premises, shall be deemed to have been constructed in full compliance with all Applicable Laws when a valid final certificate of occupancy or equivalent permit entitling Tenant and subtenants of Tenant to occupy and use the Improvements has been duly issued by proper governmental agencies or entities. All work performed on the Premises under this Lease, or authorized by this Lease, shall be done in a good workmanlike manner and only with new materials of good quality and high standard.

Section 5.04. Time for Completion. Tenant shall cause construction of the Project to be diligently pursued without unnecessary interruption and shall use commercially reasonable efforts to cause the Project to be Completed (as hereinafter defined) not later than February 15, 2023. As used in this Lease, the initially capitalized terms “Complete,” “Completed” and “Completion” mean the date that Tenant substantially completes the construction of the Project, as evidenced by (i) the issuance of one or more certificates of occupancy or the equivalent thereof for all of the building(s) comprising such Improvements, and (ii) receipt of unconditional lien waivers from all contractors, subcontractors and material suppliers with respect to the Project. The date of Tenant’s Completion of the Project shall be the “Completion Date”. Notwithstanding anything in this Article V to the contrary, Tenant shall complete all tenant improvements required under any Subleases or Occupancy Agreements by the dates required therein and the Project shall not be deemed Complete until said time. Any rentable portion of the Improvements that is not subject to a Sublease must be Completed to core and shell condition on or before November 15, 2022.

Section 5.05. Mechanics’ Liens. At all times during the Term, Tenant shall keep the Premises and all Improvements now or hereafter located on the Premises free and clear of all liens and claims of liens for labor, services, materials, supplies, or equipment performed on or furnished to the Premises. Should Tenant fail to pay and discharge or cause the Premises to be released from any such lien or claim of lien within thirty (30) days after service on Tenant of written request from Landlord to do so, Landlord may pay, adjust, compromise, and discharge any such lien or claim of lien on any terms and in any manner that Landlord may deem appropriate. In that event, Tenant shall, on or before the first day of the next calendar month following any such payment by Landlord, reimburse Landlord for the full amount paid by Landlord in paying, adjusting, compromising, and discharging that lien or claim of lien, including any attorneys’ fees or other costs expended by Landlord, together with interest at the then Interest Rate from the date of payment by Landlord to the date of repayment by Tenant.

Section 5.06. Execution of Tract Maps and Dedications. Landlord agrees, within ten (10) days of Tenant’s written request, to take the following actions if and to the extent required to implement and/or finalize the Final Approvals for the Project:

(a) Join in and execute a parcel map and/or one or more final maps for further subdivision of the Premises;

(b) Join in the grants of easements to public and/or private utility companies required to provide utility services to the Improvements or within the right-of-way of any streets shown on a recorded final map or parcel map;

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(c) Execute consents and/or join in the grants of easement to public agencies required for open space, park or similar purposes; and

(d) Execute consents to or join in (i) any reciprocal easement agreement or covenants, conditions, easements and/or restrictions entered into by Tenant or its predecessors as declarants or with owners or tenants of adjoining property, in connection with the creation, improvement, use and maintenance of any new or existing appurtenant easements required to construct and operate the Premises or the Hall of Fame Village as an integrated, planned development, and (ii) any supplement or amendment to existing tax increment financing declarations and agreements, tourism development district agreements and petitions, liquor control agreements and petitions, and similar agreements, declarations and petitions now or hereafter existing which promote and protect the Hall of Fame Village as an integrated development and tourist attraction, unless any such requested item causes a detriment to the Premises, Improvements or Landlord.

Notwithstanding anything in this section to the contrary, Landlord shall have the right to review and approve of any such map, easement, consent, grant, agreement, covenant, condition, easement, restriction, instrument and/or other document to be so executed or joined in by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 5.07. Zoning and Use Permits. Should Tenant deem it necessary or appropriate to obtain any use permit, variance, or rezoning of the Premises to construct or operate the Project or other Improvements for other uses consented to by Landlord under Section 3.01 above, Landlord agrees to reasonably cooperate and execute such documents, petitions, applications, and authorizations that may be necessary or appropriate; provided, however, that any such permits, variances, or rezoning shall be obtained at the sole cost and expense of Tenant and Tenant agrees to reimburse Landlord for any out of pocket cost incurred by Landlord in connection therewith; and provided that Landlord shall have the right to review and approve of any such documents, petitions, applications, authorizations and/or other instrument to be so executed or joined in by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 5.08. Ownership of Improvements. Title to all Improvements, including the Project to be constructed on the Premises by Tenant, shall be owned by Tenant until expiration of the Term or earlier termination of this Lease, including, without limitation, termination by Landlord upon an Event of Default or rejection of this Lease under any bankruptcy proceedings. All Improvements on the Premises, including the Project, shall, at the expiration of the Term or earlier termination of this Lease, without compensation to Tenant, automatically and without any act of Tenant or any third party become Landlord’s property, unless Landlord enters into a New Lease (as such term is defined in Section 6.08) with Lender (hereinafter defined) or Lender’s assignee pursuant to Section 6.08 of this Lease. Tenant shall surrender the Improvements to Landlord at the expiration of the Term or earlier termination of this Lease, free and clear of all liens and encumbrances, other than those, if any, expressly permitted under this Lease to survive the expiration of the Term or earlier termination of this Lease, or otherwise created or consented to by Landlord. After expiration or earlier termination of this Lease, Tenant agrees to execute, acknowledge, and deliver to Landlord any instrument requested by Landlord as necessary in Landlord’s opinion to perfect Landlord’s right, title, and interest to the Improvements and the Premises. The term “Improvements” shall not include trade fixtures and furnishings installed by or under Tenant or Tenant’s subtenants which shall remain the property of Tenant or its subtenants and shall be removable at any time during the Term at the sole cost and expense of the person removing the same who shall repair any damage or injury to the Improvements occasioned by the removal thereof. The exercise of the Purchase Right (as defined in Section 12.05(a)) shall not be treated as an early termination of this Lease for purposes of this Section 5.08.

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Section 5.09. Tenant Improvement Allowance.

(a) Tenant’s construction of the Project in compliance with the Final Approvals will be at Tenant’s expense as set forth on the budget attached hereto as Exhibit H (the “Budget”), but Landlord shall provide Tenant with an amount equal to Eighteen Million Two Hundred Thousand and 00/100 Dollars ($18,200,000.00) (the “Tenant Improvement Allowance”) towards (1) the purchase price contained in that certain Purchase and Sale Agreement dated on or around September 27, 2022 between Tenant, as seller, and Landlord, as purchaser (as amended, modified or assigned, collectively, the “PSA”), for Landlord’s purchase of the Premises, (2) the payment of a portion of the costs contemplated by the Budget or as otherwise may be incurred in the construction of the Improvements and the Project, and (3) the payment of an amount not to exceed Two Million Six Hundred Thirty One Thousand Four Hundred Eighty and 63/100 Dollars ($2,631,480.63) (the “Capitalized Rent”) towards the payment of Base Rent and Supplemental Rent through October 31, 2024, and (4) the payment of other fees and expenses of Tenant as reasonably approved by Landlord, including without limitation the Finance Fee (as defined in the PSA). On the Commencement Date Tenant acknowledges and agrees that the disbursements contained on Exhibit J attached hereto are true and correct. The amounts identified on Exhibit J attached hereto as “Future Disbursements” shall be held by Tenant in an account in Tenant’s Name at Huntington National Bank with account number 01663173917 for the sole purpose to be used as and for the draws identified in Exhibit J attached hereto. Except as otherwise set forth in the Budget, the Tenant Improvement Allowance shall not be distributed to the members of Tenant or used as a payment or a reimbursement to any Tenant affiliates.

(b) Upon Completion on or before the Completion Date, Tenant shall deliver to Landlord a statement from Tenant certifying that the Project has been completed in accordance with the terms of all Subleases and Occupancy Agreements and the Existing Construction Documents, free and clear of all liens.

(c) Tenant shall cause all draw requests for “Future Disbursements” identified in Exhibit J attached hereto and from Lender to be reviewed and processed through a third party construction monitor for which Landlord shall have an opportunity to review and discuss with such third party construction monitor. All funds used for Completion shall first come from Tenant out of Tenant’s operating account pursuant to Section 5.09(a) of this Lease, and thereafter from Lender until the Project is Complete. Tenant shall deliver to Landlord, at the same time Tenant delivers to its Lender or any other third parties, copies of all documentation provided to its Lender relating to draw requests and disbursements of the loan being provided by the Lender.

(d) Tenant shall deliver to Landlord a satisfactory as-built ALTA/NSPS survey of the Project within sixty (60) days after the Completion Date.

(e) Notwithstanding the foregoing, Tenant represents and warrants that the work described on Exhibit N has been completed as of the Commencement Date and that Landlord, based on this representation and warranty, has agreed to advance $15,568,519.36 of the Tenant Improvement Allowance to Tenant as of the Commencement Date for reimbursement for such work and costs and expenses for completing this Lease. Tenant represents and warrants to Landlord that as of the Commencement Date, Tenant has contributed no less than $29,141,401.00 of Tenant’s own funds towards Completion of the Project and in no event shall there ever be less than $21,324,196.00 of Tenant’s equity in the Project without the prior written consent of Landlord.

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(f)   Notwithstanding anything in this Article V to the contrary, if, in the reasonable opinion of Landlord, at any time, the sources of funds needed to Complete the Project is at any time less (the amount by which it is less being hereinafter referred to as a “Deficiency”) than the actual sum, as estimated by Landlord, which will be required to Complete construction of the Project in accordance with the Plans and Specifications and this Lease and all costs and expenses of any nature whatsoever which will be incurred in connection with the Completion of construction of the Project and all operating deficits of the Project, then Tenant shall, within ten (10) days after being notified by Landlord that there is or will be a Deficiency, either (i) commit to Landlord in writing that it shall invest in the Project in a manner satisfactory to Landlord an amount equal to such Deficiency and deliver to Landlord evidence satisfactory to Landlord of such investment, or (ii) deposit with Landlord an amount sufficient to eliminate the Deficiency. Any amounts deposited by Tenant with Landlord to pay the Deficiency shall not bear interest, shall be held separate and in trust, and shall be applied by Landlord, as Landlord shall direct, to pay costs as construction of the Improvements progresses. If a default or breach of this Lease shall occur and be continuing, Landlord, in addition to all other rights which it may have, shall have the unconditional right, at its option, to apply, in whole or in part, any amounts deposited by Tenant with Landlord with respect to the Deficiency, for any purpose, including but not limited to (1) payment of Rent; (2) reimbursement of Landlord for all losses and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Landlord as a result of such default; or (3) payment of any amount expended in exercising (and exercise) all rights and remedies available to Landlord at law or in equity or under this Lease.

Section 5.10. Additional Covenants of Tenant.

(a) No later than thirty (30) days after the Commencement Date, Tenant shall deliver to Landlord an estoppel certificate from the association or parties to that certain Reciprocal Easement and Restrictive Covenant Agreement filed for record March 11, 2016 in instrument No. 201603110009295, certified to Landlord, stating such information and facts as required pursuant to Section 7.6 thereof.

(b) No later than ninety (90) days after the Commencement Date, Tenant shall cause the following easements granting utility rights under the Improvements to be released with such releases to be recorded in the Stark County, Ohio recorder’s office:

(1) Easement to The Ohio Power Company, filed for record March 11, 1932, in Deed Book 1079, Page 498

(2) Easement to The Ohio Power Company, filed for record March 11, 1932, in Deed Book 1079, Page 499

(3) Easement to The Ohio Power Company, filed for record March 11, 1932, in Deed Book 1079, Page 500

(4) Easement to The Ohio Power Company, filed for record October 4, 1938, in Deed Book 1195, Page 434

(5) Easement to The Ohio Power Company, filed for record September 2, 1939, in Deed Book 1236, Page 564

(6) Plat filed for record on October 16, 2017 in Instrument 201710160043476

(7) Plat filed for record on March 25, 2022 in Instrument 202203250013418

(c) No later than ninety (90) days after the Commencement Date, Tenant shall cause the following easements granting blanket utility rights on, over, under and across the Land to be amended to prohibit easement rights under any Improvements with such amendments to be recorded in the Stark County, Ohio recorder’s office:

(1) Easement and Right of Way to The Ohio Power Company, filed for record September 15, 2022 in Instrument 202209150039089

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ARTICLE VI

ENCUMBRANCE OF LEASEHOLD ESTATE

Section 6.01. Tenant’s Right to Encumber. Tenant may, at any time and from time to time during the Term, encumber to a Lender, by deed of trust or mortgage or other security instrument, Tenant’s interest under this Lease and the leasehold estate hereby created in Tenant (referred to in this Lease as a “Leasehold Encumbrance”) for any purpose or purposes without the consent of Landlord; provided, however, any Leasehold Encumbrance obtained prior to the Completion Date shall not be assigned by the Lender of such Leasehold Encumbrance, nor shall such Leasehold Encumbrance be refinanced by Tenant, in either case until after the Completion Date. As used in this Lease, “Lender” shall mean a commercial bank or trust company (whether acting individually or in any fiduciary capacity), an insurance company, an institutional pension or retirement fund or system, a real estate investment trust or any other person or entity with assets (capital and surplus) in excess of Five Hundred Million Dollars ($500,000,000), whose businesses include interim, construction or permanent lending secured by real estate. Notwithstanding anything to the contrary contained in this Lease, no Leasehold Encumbrance incurred by Tenant in accordance with this Section shall, and Tenant shall not have power to incur any encumbrance that shall, constitute in any way a lien or encumbrance on Landlord’s fee interest in the Premises. Any Leasehold Encumbrance shall be subject to all covenants, conditions, and restrictions set forth in this Lease and to all rights and interests of Landlord, unless and to the extent expressly provided in this Article 6. Tenant shall give Landlord prior written notice of any Leasehold Encumbrance, together with a copy of the deed of trust, mortgage, or other security interest evidencing the Leasehold Encumbrance. The initial Lender holding a Leasehold Encumbrance shall be The Huntington National Bank, a national banking association.

Section 6.02. Notice to and Service on Lender. Landlord shall give to any Lender who has given Landlord written notice of its name and address, concurrently when given to or served on Tenant, a duplicate copy of any and all notices Landlord may from time to time give to or serve on Tenant in accordance with or relating to this Lease, including but not limited to any notice of default, notice of termination, or notice regarding any matter on which Landlord may predicate or claim a default. Any notices or other communications permitted by this or any other section of this Lease or by law to be served on or given to Lender by Landlord shall be deemed duly served on or given to Lender in the manner provided for under Section 13.05 below at the last mailing address for Lender, furnished in writing by Lender or Tenant to Landlord.

Section 6.03. No Termination Without Lender’s Consent.  For so long as there is any Leasehold Encumbrance in effect, Tenant and Landlord hereby expressly stipulate and agree that they will not, by mutual agreement, (a) cancel or terminate this Lease or (b) modify, amend or change any provision of this Lease that adversely affects Lender’s interest herein, including but not limited to, any increase in Rent, without the express prior written consent of Lender having that Leasehold Encumbrance.  Landlord agrees for the benefit of any Lender having a Leasehold Encumbrance, that this Lease is not terminable by Landlord as a result of status or other defaults of Tenant that by their nature are not capable of being cured by Lender so long as Base Rent and other obligations which are capable of performance by the Lender under this Lease are being paid and/or performed.  In addition, any right of Tenant to treat this Lease as terminated in the event of Landlord’s bankruptcy cannot be exercised without Lender’s express prior written consent.

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Section 6.04. Right of Lender to Realize on Security. A Lender with a Leasehold Encumbrance shall have the right, without obtaining any consent or approval from Landlord or Tenant, at any time during the Term and the existence of the Leasehold Encumbrance to do one or more of the following:

(a) Perform any of Tenant’s obligations or exercise any of Tenant’s rights under this Lease, or do any such act or thing required or permitted of Tenant under this Lease and Landlord agrees to accept the performance by Lender of Tenant’s obligations or rights under this Lease and/or any such act or thing done and performed by Lender for and on behalf of Tenant or in the place of Tenant, as if such performance, exercise, action or thing were done by Tenant; and

(b) Realize on the security afforded by the leasehold estate by foreclosure proceedings, accepting an assignment in lieu of foreclosure, or other remedy afforded in law or in equity or by the security instrument evidencing the Leasehold Encumbrance (referred to in this Lease as the “Security Instrument”), and

(c) To transfer, convey, or assign the title of Tenant to the leasehold estate created by this Lease (or to cause the trustee under any deed of trust to so transfer, convey or assign) to any purchaser at any foreclosure sale, whether the foreclosure sale is conducted under court order or a power of sale contained in the Security Instrument, or to an assignee under an assignment in lieu of foreclosure; and

(d) To acquire and succeed to the interest of Tenant under this Lease by virtue of any foreclosure sale, whether the foreclosure sale is conducted under a court order or a power of sale contained in the Security Instrument, or by virtue of an assignment in lieu of foreclosure.

Notwithstanding anything to the contrary set forth elsewhere in this Lease, the Lender or its assigns acquiring the leasehold estate shall assume the obligations of “Tenant” under this Lease and be liable to perform Tenant’s obligations under this Lease, only during the period, if any, in which that entity or person has ownership of the leasehold estate created by this Lease or possession of the Premises and the liability of the Lender and its affiliates during such period shall be limited to the value of their interests in this Lease and the leasehold estate created by this Lease. Landlord shall recognize the Lender or its assigns which acquire the leasehold estate by a foreclosure sale or an assignment in lieu of foreclosure as the “Tenant” under this Lease for all purposes.

Section 6.05. Right of Lender to Cure Defaults. For as long as there is in effect any Leasehold Encumbrance, before Landlord may terminate this Lease because of any default under or breach of this Lease by Tenant, Landlord must give written notice of the default or breach to Lender (the copy of the notice of default by Tenant to be provided by Landlord to the Lender pursuant to Section 6.02 above shall satisfy this notice requirement) and afford Lender the opportunity after service of the notice to do one or more of the following:

(a) Cure the breach or default within forty-five (45) days following the receipt of such notice by Lender when the default can be cured by the payment of money to Landlord or some other person;

(b) Cure the breach or default within sixty (60) days following the receipt of such notice by Lender (the “60 Day Non-Monetary Cure Period”) when the breach or default must be cured by something other than the payment of money and can, with reasonable diligence be cured by the Lender within that time;

(c) Cure the breach or default in any reasonable time that may be required, when the breach or default must be cured by something other than the payment of money and such cure cannot be performed by the Lender, assuming reasonable diligence, within the 60 Day Non-Monetary Cure Period, provided that acts to cure the breach or default (or to obtain possession by way of receiver to permit the cure of a breach or default) are commenced within the 60 Day Non-Monetary Cure Period, and are thereafter reasonably diligently continued by Lender; provided however, such period of time shall in no event exceed one hundred twenty (120) days after Lender’s receipt of notice of default or breach; or

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(d) In the case of a breach or default which cannot be cured by Lender, permit the Lender to pursue its foreclosure remedies as provided in Section 6.06 below to completion or acquire title, in its own name or in the name of a nominee, to the leasehold estate created by this Lease by an assignment in lieu of foreclosure, at which time said breach or default shall be deemed to have been cured.

Notwithstanding anything to the contrary, (i) no Lender shall have a duty to cure, (ii) Landlord shall be obligated to accept any cure tendered by Lender in accordance with the terms of this Lease, (iii) no election to cure on the part of any Lender shall cause such Lender to be a mortgagee in possession, and (iv) no written notice provided under this section for a default under or breach of this Lease by Tenant shall be effective against Lender unless concurrently provided to Tenant.

Section 6.06. Foreclosure in Lieu of Curing Default. Notwithstanding any other provision of this Lease, a Lender under a Leasehold Encumbrance may forestall termination of this Lease by Landlord for a default under or breach of this Lease by Tenant by commencing proceedings to foreclose the Leasehold Encumbrance. The proceedings so commenced may be for foreclosure of the Leasehold Encumbrance by order of court or for foreclosure of the Leasehold Encumbrance under a power of sale contained in the Security Instrument. The proceedings shall not, however, forestall termination of this Lease by Landlord for the default or breach by Tenant unless all of the following conditions are met:

(a) The proceedings are commenced by Lender within five (5) business days following the time period granted Lender under Section 6.05 of this Lease to cure such default or breach by Tenant;

(b) The proceedings are, after having been commenced, reasonably diligently pursued in the manner required by law and the Leasehold Encumbrance to completion subject to delays in obtaining any required leave of any court (as in the case of a Bankruptcy Proceeding (as hereinafter defined)); and

(c) Lender keeps and performs all of the terms, covenants, and conditions of this Lease requiring the payment or expenditure of money by Tenant until the foreclosure proceedings are complete or are discharged by redemption, satisfaction, payment, or conveyance of the leasehold estate to Lender; subject, however, to notice and opportunity to cure as provided in this Article 6 and in Article 11 below.

In the event Landlord determines that the conditions of subsection (b) of this Section 6.06 are not being met, Landlord shall give written notice to Lender of such determination, and Lender shall have ten (10) business days following such notice to correct any deficiencies prior to Landlord pursuing termination of this Lease.

Section 6.07. Assignment Without Consent on Foreclosure. A transfer of Tenant’s leasehold interest under this Lease to any of the following in (a) through (c) below shall not require the prior consent of Landlord:

(a) A purchaser at a foreclosure sale of the Leasehold Encumbrance, whether the foreclosure sale is conducted under court order or a power of sale in the instrument creating the Leasehold Encumbrance, provided Lender under the Leasehold Encumbrance gives Landlord written notice of the transfer, including the name and address of the purchaser and the effective date of the transfer, and provided such purchaser assumes the remaining obligations under this Lease for the period of its ownership or possession;

(b) An assignee of the leasehold estate of Tenant under an assignment in lieu of foreclosure, provided Lender under the Leasehold Encumbrance gives Landlord written notice of the transfer, including the name and address of the assignee and the effective date of the assignment, and provided such assignee assumes the remaining obligations under this Lease for the period of its ownership or possession; or

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(c) A purchaser or assignee of the purchaser at a foreclosure sale of the Leasehold Encumbrance or of the assignee of the leasehold estate of Tenant acquired under an assignment in lieu of foreclosure, provided the purchaser or assignee delivers to Landlord its written agreement to be bound by all of the provisions of this Lease accruing and to be performed following the date such purchaser or assignee obtains title to the leasehold estate of Tenant under this Lease.

Section 6.08. New Lease to Lender. Notwithstanding any other provision of this Lease, should this Lease terminate for any reason, including, without limitation, because of any default under or breach of this Lease by Tenant or because of a rejection or non-conformance of this Lease in bankruptcy, Landlord agrees to give immediate written notice of the termination of this Lease to the Lender under a Leasehold Encumbrance and to enter into a new Lease for the Premises with Lender (or a nominee of Lender) under a Leasehold Encumbrance, as Tenant (a “New Lease”), provided all of the following conditions are satisfied:

(a) A written request for the New Lease is served on Landlord by Lender within thirty (30) days after Lender’s receipt of written notice of the termination of this Lease;

(b) The New Lease:

(1) Is for a term ending on the same date the Term would have ended had this Lease not been terminated;

(2) Provides for the payment of rent at the same rate that would have been payable under this Lease during the remaining Term had this Lease not been terminated; and

(3) Contains the same terms, covenants, conditions, and provisions as are contained in this Lease (except those that (i) have already been fulfilled; (ii) are prohibited by virtue of Lender’s legal status; (iii) are impossible for Lender to perform; or (iv) are no longer applicable);

(c) Lender, on execution of the New Lease by Landlord, shall pay any and all sums that would at the time of the execution of the New Lease be due under this Lease but for its termination, and shall otherwise fully remedy, or agree in writing to remedy, any other defaults under or breaches of this Lease committed by Tenant that can be remedied by Lender and any defaults or breaches of this Lease which cannot be remedied by Lender shall be deemed cured or waived and Landlord shall pay to Lender any and all sums (e.g., rent under subleases) that were collected by Landlord during the period of time while this Lease was terminated and, if this Lease had been in effect at the time Landlord collected such sums, would have been the property of Tenant;

(d) Lender, on execution of the New Lease, shall pay all reasonable costs and expenses, including attorneys’ fees and court costs, incurred in terminating this Lease, recovering possession of the Premises from Tenant or the representative of Tenant, and preparing the New Lease;

(e) The New Lease shall be subject to all existing subleases between Tenant and subtenants, provided that for any sublease, the subtenant agrees in writing to attorn to Lender (or its assignee) and in connection therewith Landlord shall assign to Lender any such subleases which became vested in Lender upon the termination of this Lease;

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(f)   The New Lease shall be assignable by Lender and by any affiliate of Lender or nominee of Lender to a Qualified Transferee, but not by their respective successors, without the prior written consent of Landlord, unless and to the extent otherwise provided in Article 10. And upon any such assignment to an assignee assuming the remaining obligations of Tenant under this Lease, the assignor shall be released from any and all further liability under the New Lease arising following the date of such assignment;

(g) Any New Lease shall enjoy the same priority in time and in right as this Lease over any lien, encumbrance or other interest created by Landlord before or after the date of such New Lease, to the extent permitted by law;

(h) Upon the execution and delivery of the New Lease, title to all Improvements as well as all equipment, fixtures and machinery thereunder, shall automatically vest in the Lender or its nominee as the new Tenant under this Lease until the expiration of the Term or earlier termination of the New Lease; and

(i)   Any New Lease shall be assignable by Lender to a Qualified Transferee without the prior consent of Landlord; provided, however, such assignee of the New Lease shall be subject to all other provisions of this Lease, including, without limitation, Section 10.02. For purposes hereof, a “Qualified Transferee” is a purchaser or assignee together with any of its Affiliates that is not then a party to any litigation (or a potential party with respect to any potential litigation threatened in writing) with Landlord or any Landlord Affiliate, or a lender of a Fee Mortgage, provided that Lender may, from time to time during the Term, in writing, submit to Landlord the name of a prospective purchaser or assignee along with a request that Landlord confirm within no more than ten (10) business days whether such prospective purchaser or assignee satisfies this requirement, and if Landlord fails to respond within such ten (10) business day period and such failure continues for five (5) business days after a second written notice of such request from Lender to Landlord, then such prospective purchaser or assignee shall be deemed a Qualified Transferee. For purposes of this Section 6.08, the term “Affiliate” shall mean, with respect to any natural person or any legal entity, any other person or legal entity directly or indirectly controlling, controlled by or under common control with such person or legal entity.

Section 6.09. No Merger of Leasehold and Fee Estates. For as long as any Leasehold Encumbrance is in existence, there shall be no merger of the leasehold estate created by this Lease and the fee estate of Landlord in the Premises merely because both estates have been acquired or become vested in the same person or entity, unless Lender otherwise consents in writing.

Section 6.10. Lender as Assignee of Lease. No Lender under any Leasehold Encumbrance shall be liable to Landlord as an assignee of this Lease unless and until Lender acquires all rights of Tenant under this Lease through foreclosure, an assignment in lieu of foreclosure, or as a result of some other action or remedy provided by law or by the instrument creating the Leasehold Encumbrance and such liability shall be limited to (a) the monetary obligations that arise during the period of time that Lender has ownership of the leasehold estate created by this Lease; and (b) the value of the Lender’s interest in such leasehold estate. Following the assignment of Lender’s interest in any Leasehold Encumbrance to any third party not affiliated with Lender, Lender shall be fully released from any further liability to Landlord.

Section 6.11. Lender as Including Subsequent Security Holders. The term “Lender” as used in this Lease shall mean not only the party that loaned money to Tenant and is named as beneficiary, mortgagee, secured party, or security holder in a Security Instrument creating any Leasehold Encumbrance, but also its affiliates and successors and assigns of record to the Lender’s interest as beneficiary, mortgagee and/or secured party, as applicable, of the Leasehold Encumbrance.

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Section 6.12. Two or More Lenders. In the event two or more Lenders each exercise their rights under this Lease and there is a conflict that renders it impossible to comply with all requests of Lenders, the Lender whose Leasehold Encumbrance would have senior priority in the event of a foreclosure shall prevail.

Section 6.13. Extension of Time for Lender Performance. All time periods for Lender’s cure of non-monetary defaults under this Lease that require possession of the Premises for such cure and all time periods for Lender’s foreclosure or exercise of other remedies for Tenant’s default are extended for a period of time equal to any stay, prevention or other delay resulting from Bankruptcy Proceedings (as such term is defined below).

Section 6.14. Additional Lender Assurances. In order to facilitate any financing or refinancing by Tenant which involves the hypothecation of Tenant’s leasehold estate created by this Lease and rights hereunder, Landlord, if requested so to do by Tenant, agrees to join in executing any instruments which legal counsel for any lender which is or may become a Lender and the holder of a Security Instrument may reasonably require in order to grant to the Lender or prospective Lender the right to act for Tenant in enforcing or exercising any of Tenant’s rights, options or remedies under this Lease, provided that in no event shall Landlord be required to incur any personal liability for the repayment of any obligations secured by any such hypothecation of the leasehold estate of Tenant nor to subordinate Landlord’s rights and reversionary interests in and to the Premises to any such hypothecation nor shall any such instrument adversely affect Landlord’s rental, Tenant’s payment of taxes, assessments, insurance and/or Tenant’s payment or performance of other obligations under this Lease or otherwise diminish or reduce Landlord’s rights under this Lease (including without limitation, Landlord’s rights under this Article), except in a de minimis manner.

Section 6.15. Bankruptcy.

(a) Affecting Tenant. If Tenant (as debtor in possession) or a trustee in bankruptcy for Tenant rejects this Lease in any bankruptcy, insolvency, reorganization, composition, or similar proceeding, whether voluntary or involuntary, under Title 11, United States Code, or any similar state or federal statute for the relief of debtors, including any assignment for the benefit of creditors or similar proceeding (each, a “Bankruptcy Proceeding”) affecting Tenant, then such rejection shall be deemed Tenant’s assignment of its interest in this Lease and the leasehold estate created by this Lease to a new tenant to be designated in writing by the Lender holding the most senior Leasehold Encumbrance, in the nature of an assignment in lieu of foreclosure, subject to all Security Instruments. Upon such deemed assignment, this Lease shall not terminate. Any such rejection (or deemed rejection) of this Lease for any reason whatsoever shall constitute cause for immediate relief from the automatic stay provisions under the Bankruptcy Proceedings, and Tenant stipulates that such automatic stay shall be lifted immediately and possession of the Premises will be delivered to Landlord immediately without the necessity of any further action by Landlord. Each Lender shall continue to have all the rights of a Lender as if the Bankruptcy Proceeding had not occurred, unless such Lender shall disapprove such deemed assignment by written notice delivered to Landlord within thirty (30) days after such Lender receives written notice of the rejection of this Lease in any Bankruptcy Proceeding. If any court of competent jurisdiction shall determine that this Lease shall have been terminated notwithstanding the deemed assignment provided for in place of rejection of this Lease, then each Lender shall continue to be entitled to a New Lease as provided in this Lease.

(b) Affecting Landlord. If Landlord (as debtor in possession) or a trustee in bankruptcy for Landlord rejects this Lease in any Bankruptcy Proceeding affecting Landlord, then:

(1) Assignment. Landlord and Tenant acknowledge that a Lender’s collateral includes all rights of Tenant under 11 U.S.C. § 365(h), all of which rights have been validly and effectively assigned to such Lender.

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(2) Tenant’s Election. Tenant’s right to elect to treat this Lease as terminated is subject to and conditioned upon each Lender’s express prior written consent. If Tenant purports, without each Lender’s express prior written consent, to elect to treat this Lease as terminated, then such election and purported termination shall be null, void, and of no force or effect. Lender shall have the right, to the exclusion of Tenant, to make any election and exercise any rights of Tenant under 11 U.S.C. § 365(h)(1). Provided that if a Lender shall have received written notice of Landlord’s Bankruptcy Proceeding simultaneously with written notice delivered to Tenant, such Lender’s rights under the preceding sentence must be exercised, if at all, subject to such time limits and requirements as would apply to Tenant, except that as against a Lender, every such time period shall be extended by thirty (30) days.

(3) Continuation of Lease. If Tenant does not, with each Lender’s express written consent, treat this Lease as terminated, then (notwithstanding any purported election by Tenant to the contrary made without each Lender’s express prior written consent) Tenant shall be deemed to have elected to continue this Lease pursuant to 11 U.S.C. § 365(h)(1)(A)(ii). This Lease shall continue in effect without change upon all the terms and conditions set forth in this Lease.

(4) Continuation of Security Instruments. The lien of any Security Instrument that was in effect before rejection of this Lease shall extend to Tenant’s continuing possessory and other rights under 11 U.S.C. § 365(h) in the Premises and this Lease following such rejection, with the same priority as such lien would have enjoyed against the leasehold estate created by this Lease had such rejection not taken place.

Section 6.16. Conflict. In the event the provisions of this Article 6 shall conflict with any other provision of this Lease, the provisions of this Article 6 shall govern and control.

Section 6.17. Reliance by Lender. Any Lender may rely on the provisions of this Lease for the benefit of a Lender, including this Article 6, and any Lender shall have the right to enforce any provision of this Lease for the benefit of Lender.

ARTICLE VII

REPAIRS AND RESTORATION

Section 7.01. Maintenance by Tenant. From and after the Commencement Date, Tenant shall, at Tenant’s own cost and expense, keep and maintain the Premises, all Improvements, and all appurtenances (including landscaped and parking areas) in good order and repair, reasonable wear and tear excepted, and in a safe and clean condition.

Section 7.02. Requirements of Governmental Agencies. At all times during the Term, Tenant, at Tenant’s own cost and expense, shall do all of the following:

(a) Make all alterations, additions, or repairs to the Premises or the Improvements on the Premises required by any valid law, ordinance, statute, order, or regulation now or hereafter made or issued by any Applicable Laws as a condition to continued occupancy;

(b) Observe and comply with all Applicable Laws now or hereafter made or issued respecting the Premises or the Improvements on the Premises;

(c) Contest if Tenant, in Tenant’s sole discretion, desires by appropriate legal proceedings brought in good faith and diligently prosecuted in the name of Tenant, or in the names of Tenant and Landlord when appropriate or required, the validity or applicability to the Premises of any Applicable Laws; provided, however, that any such contest or proceeding, though maintained in the names of Tenant and Landlord, shall be without cost or liability to Landlord, and Tenant shall protect the Premises, and Landlord from Tenant’s failure to observe or comply during the contest with Applicable Laws; and

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(d) Indemnify and hold Landlord and the property of Landlord, including the Premises, free and harmless from any and all liability, loss, damages, fines, penalties, claims, and actions resulting from Tenant’s failure to comply with and perform the requirements of this Section.

Section 7.03. Tenant’s Duty to Restore Premises. If at any time during the Term, any Improvements now or hereafter on the Premises are destroyed in whole or in part by fire, theft, the elements, or any other cause, this Lease shall continue in full force and effect and Tenant, at Tenant’s own cost and expense, shall repair and restore the damaged Improvements except as otherwise herein specifically provided. Any restoration by Tenant shall comply with the original plans for the Improvements described in Article 5, if and to the extent permitted by then Applicable Laws and to the availability of original materials, except as may be modified by Tenant, provided that any such modification which is materially different from the condition of the Improvements prior to the damage or destruction shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. The work of repair and restoration shall be commenced by Tenant within a reasonable time after the damage or destruction occurs and insurance claims settled and funded and shall be completed with due diligence as soon as reasonably possible. In connection with any restoration of the Premises under this Section 7.03, Tenant’s restoration obligations with respect to the Improvements shall be supported by the Guaranty from Guarantor. Following any destruction of the Premises described in this Section 7.03, the date of Tenant’s full and complete restoration of the Project in accordance with this Section 7.03 shall be the “Restoration Date”. Notwithstanding the provisions of Section 13.14 of this Lease, Landlord agrees, upon Tenant’s written request, to provide written confirmation of the following: (a) that either (i) the modifications to the Improvements proposed by Tenant in connection with the restoration of the Improvements do not require Landlord’s approval; or (ii) if the modifications are material and require Landlord’s approval, that Landlord approves the plans and specifications provided by Tenant to Landlord for such modifications or, if the plans and specifications for such material modifications are reasonably disapproved by Landlord, a description of those changes to the plans and specifications required by Landlord for its approval; (b) that the date specified by Tenant to Landlord, in writing, for commencement of the restoration of the Premises and for completion of the restoration of the Premises, comply with the requirements of this Lease; and (c) that no other approvals are required of Landlord for Tenant to perform the restoration of the Premises. In all other respects, the work of repair and restoration shall be done in accordance with the requirements for the original construction work on the Premises set forth in Article 5 of this Lease. Tenant’s obligation for restoration described in this Section shall exist notwithstanding any insufficient insurance proceeds despite Tenant’s compliance with the insurance obligations set forth in Section 8.02 below.

Section 7.04. Application of Insurance Proceeds. Any and all fire or other insurance proceeds that become payable at any time during the Term because of damage to or destruction of any Improvements on the Premises shall be paid to Tenant’s Lender or designee as provided in the Leasehold Encumbrance, if any, or if none, to Tenant, and applied toward the cost of repairing and restoring the damaged or destroyed Improvements in the manner required by Section 7.03 of this Lease, so long as Applicable Laws permit reconstruction of the Improvements or other improvements proposed by Tenant and approved by Landlord. If not, the fire or other insurance proceeds shall be (a) first applied by Tenant toward payment of the Leasehold Encumbrance(s), if any; and (b) the balance, if any, shall be paid to Tenant. If the destroyed Improvements cannot be restored by Tenant, then Landlord shall have the right to force Tenant to purchase the Premises pursuant to the terms of Section 12.05 of this Lease.

Section 7.05. Waiver. Landlord and Tenant hereby waive the provisions of any statutes, court decisions or other applicable law which provide a party to a lease with a right to abatement of rent or termination of the lease when leased property is damaged or destroyed and agree that such event shall be exclusively governed by the terms of this Lease.

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Section 7.06. Settlement/Adjustment of Insurance Claims. Lender shall be entitled to participate in the adjustment and settlement of any insurance claims in the event the Improvements are damaged or destroyed by a casualty, and Tenant and Landlord agree to not settle or adjust any such insurance claims without the consent of Lender.

ARTICLE VIII

INDEMNITY AND INSURANCE

Section 8.01. Tenant’s Indemnity. Tenant shall indemnify and hold Landlord, and Landlord’s affiliates, and the Premises and Improvements now or hereafter on the Premises, free and harmless from any and all liability, claims, loss, damages, costs, or expenses, including reasonable attorneys’ fees (collectively, “Claims”) resulting from occupation, possession or use of the Premises by Tenant, any subtenant or licensee of Tenant or any of their respective employees, agents, contractors, invitees and/or guests (collectively, the “Tenant Parties”), specifically including, without limitation, any Claims arising by reason of the following:

(a) The death or injury of any person, including Tenant or any of the Tenant Parties, or by reason of the damage to or destruction of any property, including property owned by Tenant or by any of the Tenant Parties, from any cause whatsoever while that person or property is in or on the Premises or in any way connected with the Premises or with any of the Improvements or personal property on the Premises;

(b) The death or injury of any person, including Tenant or any of the Tenant Parties, or by reason of the damage to or destruction of any property, including property owned by Tenant or any person who is an employee or agent of Tenant, caused or allegedly caused by either (1) the condition of the Premises or some building or improvement on the Premises, or (2) some act or omission on the Premises of Tenant or any of the Tenant Parties;

(c) Any work performed on the Premises or materials furnished to the Premises at the instance or request of Tenant or any of the Tenant Parties; or

(d) Tenant’s failure to perform any provision of this Lease or to comply with any requirement of law or any requirement imposed on Tenant, the Improvements or the Premises by any duly authorized governmental agency or political subdivision.

Section 8.02. Tenant Insurance. During the Term of this Lease, Tenant shall at its expense comply with the requirements and maintain the insurance coverages identified on Exhibit F hereof (the “Insurance Requirements”). The proceeds of any property damage insurance coverage included in Insurance Requirements and maintained by Tenant, in case of total loss or significant damage, shall be held in trust by Lender holding a Leasehold Encumbrance and applied on account of the obligation of Tenant to repair and rebuild the Premises and Improvements pursuant (a) to this Lease (b) any documents of record, and (c) to the loan documents associated with the Leasehold Encumbrance to the extent that such proceeds are required for such purpose. Upon request, Tenant shall name the holder of any Fee Mortgage on the Premises and any Lender holding a Leasehold Encumbrance pursuant to a standard mortgagee, additional insured or loss payee clause as such holder shall elect with respect to the foregoing property insurance, provided such holder agrees with Tenant in writing to disburse such insurance proceeds to Tenant for, and periodically during the course of, repair and restoration of the Premises and the Improvements as set forth in this Lease and as set forth in the loan documents associated with the Leasehold Encumbrance. Only if all Lenders holding Leasehold Encumbrances have been paid in full, any insurance proceeds not required for the repair and restoration of the Premises and the Improvements shall be deposited with Landlord, except as may be otherwise mutually agreed by the parties in writing. Notwithstanding the foregoing, in the event that Tenant is insured by more than one insurance policy, such insurance policies shall not reduce the aggregate amount of insurance Tenant is required to maintain in accordance with the Insurance Requirements. Tenant shall pay costs for the insurance to be maintained hereunder, and all deductibles thereunder.

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Section 8.03. Deposit of Insurance With Landlord and Lender. Tenant shall, on the Commencement Date, and promptly thereafter at least thirty (30) days prior to the expiration of any then-existing policy, when any such policy is replaced, rewritten, or renewed, deliver to Landlord and Lender a true and correct copy of each insurance policy set forth in the Insurance Requirements or a certificate executed by the insurance company or companies or their authorized agent evidencing that policy or policies.

Section 8.04. Notice of Cancellation of Insurance. Each insurance policy required under the Insurance Requirements shall contain a provision that it cannot be cancelled or modified so as to no longer comply with the provisions hereof for any reason, unless at least thirty (30) days’ prior written notice (or, in the case of cancellation due to non-payment of premium, at least ten (10) days’ prior written notice) of the cancellation or modification is given to Landlord to the address for notices provided for in this Lease.

Section 8.05. Blanket Insurance Policies. Tenant may provide the insurance required under the Insurance Requirements by a blanket insurance policy or policies which cover other personal and real property owned or operated by Tenant or any affiliated entity provided that the protection afforded under any policy of blanket insurance hereunder shall be no less than that which would have been afforded under a separate policy or policies relating only to the Premises.

Section 8.06. Other Insurance Requirements. All policies of insurance maintained by Tenant under the Insurance Requirements shall be taken out with insurance companies holding a General Policyholders Rating of “A-” and a Financial Rating of “VIII” or better, as set forth in the most current issue of Best’s Insurance Reports. All policies of property damage insurance under the Insurance Requirements shall include a clause or endorsement denying the insurer any rights of subrogation against Landlord to the extent rights have been waived by the insured before the occurrence of injury or loss, and Tenant agrees that Landlord shall not be liable to Tenant for any damage caused by fire or any of the risks insured against or required to be insured against under any insurance policy required by this Lease. Tenant waives any rights of recovery against Landlord for injury or loss due to risks covered by or required to be covered by such policies of property damage insurance containing such a waiver of subrogation clause or endorsement.

Section 8.07. Failure to Procure Insurance. If Tenant fails to procure or renew the insurance required by this Article and does not cure such failure within five (5) business days after written notice from Landlord, then, in addition to the other rights and remedies provided under this Lease, Landlord may, at its discretion, procure or renew such insurance and pay any and all premiums in connection therewith. All monies so paid by Landlord shall be reimbursed by Tenant, with interest thereon at the Interest Rate, to Landlord within ten (10) days after Tenant’s receipt of written demand therefor.

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ARTICLE IX

CONDEMNATION

Section 9.01. Total Condemnation. If, during the Term, fee title to all of the Premises, all of the Improvements, and the entire leasehold estate of Tenant is taken under the power of eminent domain or should so much of the Premises be taken under the power of eminent domain as will, in Tenant’s reasonable determination, and subject to Lender’s written consent and approval in Lender’s sole discretion, prevent or substantially impair the use of the Premises for the use and purposes permitted hereunder, by any public or quasi-public agency or entity (a “Total Taking”), this Lease shall terminate as of 12:01 A.M. on whichever of the following occurs first: (1) the date legal title becomes vested in the agency or entity exercising the power of eminent domain, or (2) the date actual physical possession is taken by the agency or entity exercising the power of eminent domain. Thereafter, both Landlord and Tenant shall be released from all obligations under this Lease, except those that expressly survive termination of this Lease; except, however, that in the event of the termination of this Lease, at Landlord’s option, prior to surrender of the Premises to Landlord, Tenant, at Tenant’s sole cost, shall either raze all or a portion of the Improvements (but only to the extent then permitted by Applicable Laws), remove any debris and leave the Premises and any remaining Improvements in a safe condition in compliance with Applicable Laws. In the event of a Total Taking, Landlord shall have the right to force Tenant to purchase the Premises pursuant to the terms of Section 12.05 of this Lease.

Section 9.02. Partial Taking-Improvements. If at any time during the Term a taking occurs that is less than a Total Taking and affects the Improvements, including the parking spaces, all compensation and damages payable for that taking shall be held by Lender or Lender’s agent, and made available to and used, to the extent reasonably needed, by Tenant to provide replacement Improvements or to restore remaining Improvements, provided that such replacement and/or restoration is then permitted by existing law with only such modifications as will not materially reduce the value of the restored Improvements, as compared to the damaged Improvements. Plans and specifications for such replacements and restoration must be compatible, in terms of architecture and quality of construction, with the Improvements not taken. Any material changes to the site plan or elevations of the remaining or replacement Improvements, and the plans and specifications for such construction, must be first approved in writing by Landlord and any Lender holding a Leasehold Encumbrance, which approval will not be unreasonably withheld, conditioned or delayed. Notwithstanding the provisions of Section 13.14 of this Lease, Landlord and each Lender holding a Leasehold Encumbrance agree, upon Tenant’s written request, to provide written confirmation of the following: (a) that either (i) the plans and specifications for the replacements and restoration of the Improvements do not require Landlord’s or Lender’s approval; or (ii) if there are material changes to the site plan or elevations of the remaining or replacement Improvements that require Landlord’s or Lender’s approval, that Landlord and Lender approve the plans and specifications provided by Tenant to Landlord and Lender for such material changes or, if the plans and specifications for such material changes are reasonably disapproved by Landlord or Lender, a description of those changes to the plans and specifications required by Landlord or Lender for their approval; and (b) that no other approvals are required of Landlord or Lender for Tenant to replace and/or restore the Improvements on the remaining Premises.

Section 9.03. Condemnation Award. If Landlord has not elected to cause Tenant to purchase the Premises as provided in Section 9.01 above, then any compensation or damages awarded or payable because of the taking of all or any portion of the Premises by eminent domain shall be allocated among Landlord and Tenant as follows:

(a) All compensation or damages, other than any portion of an award described in Section 9.03(b) below, that are awarded or payable for the taking by eminent domain of any portion of the Premises (the “Award”) shall be allocated and paid (i) to Tenant in the same proportion that the appraised value of Tenant’s interests in the portion of the Premises (including the Improvements) and this Lease subject to the taking at the time of taking bears to the total value attributed to the portion of the Premises or portion of the Premises subject to the taking, at the time of taking; and (ii) to Landlord, the balance of the Award, if any. The term “time of taking” as used in this subparagraph shall mean 12:01 A.M. of whichever of the following shall first occur: the date that title, or the date that physical possession of the portion of the Premises on which the Improvements are located, is taken by the agency or entity exercising the eminent domain power.

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(b) Any severance damages to the Improvements, relocation costs, loss of goodwill or reimbursement for personal property awarded or payable if only a portion of the Premises is taken by eminent domain shall be delivered to Tenant.

(c) In the event a Total Taking occurs prior to completion of the Improvements, then (i) Landlord shall first be entitled to receive from the Award a return of all payments of the Rent Basis paid to Tenant or its affiliate pursuant to this Lease, (ii) Tenant shall next have the right to assert a claim with the condemning authority in the condemnation proceeding for the value of its interest in the Premises, and (iii) the balance of the Award shall be paid to Landlord.

(d) Landlord, Lender and Tenant shall each be entitled to appear and participate in any proceeding which determines the Award.

(e) If Tenant shall assign to any Lender Tenant’s share of any Award, Landlord shall recognize such assignment and shall consent to the payment of such Award as its interest may appear.

Section 9.04. Rent Abatement for Partial Taking. If title and possession of only a portion of the Premises is taken under the power of eminent domain by any public or quasi-public agency or entity during the Term and Tenant does not or cannot terminate this Lease, then this Lease shall terminate as to the portion of the Premises taken under eminent domain as of 12:01 A.M. on whichever of the following first occurs: the date title is taken, or the date actual physical possession of the portion taken by eminent domain is taken, by the agency or entity exercising the eminent domain power (the “Date of Taking”). Furthermore, the net amount received by Landlord for such partial taking shall be held by Landlord as additional security for Tenant’s performance of its obligations under this Lease.

Section 9.05. Voluntary Conveyance in Lieu of Eminent Domain. A voluntary conveyance by Landlord of title to all or a portion of its interest in the Premises to a public or quasi-public agency or entity in lieu of and under threat by that agency or entity to take it by eminent domain proceedings shall be considered a taking of title to all or a portion of the Premises under the power of eminent domain, provided that Landlord agrees to not voluntarily convey the Premises under threat of condemnation without the prior consent of Tenant and any Lender holding a Leasehold Encumbrance. Any taking of Landlord’s interest in the Premises shall be subject to this Lease and to the rights of Tenant and the Lender thereunder.

Section 9.06. Rights Upon Temporary Taking. If, at any time during the Term, the whole or any part of the Premises, or of Tenant’s leasehold estate created by this Lease, or of the Improvements shall be taken in condemnation proceedings or by any right of eminent domain for temporary use or occupancy (a “Temporary Taking”) the foregoing provisions of this Article 9 shall not apply and Tenant shall continue to pay, in the manner at the times specified in this Lease, the full amounts of the Rent and all other charges payable by Tenant under this Lease, and, except to the extent that Tenant may be prevented or inhibited from so doing pursuant to the terms of the order of the condemning authority, Tenant shall perform and observe all of the other terms, covenants, conditions and obligations of this Lease upon the part of Tenant to be performed and observed, as though such Temporary Taking had not occurred. Tenant shall be entitled to receive the portion of the Award for such Temporary Taking.

Section 9.07. Waiver. Landlord and Tenant hereby waive the provisions of any statutes, court decisions or other applicable law which provide a party to a lease with a right to abatement of rent or termination of the lease when leased property is condemned or taken and agree that such event shall be exclusively governed by the terms of this Lease.

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ARTICLE X

ASSIGNMENT AND SUBLEASING

Section 10.01. No Assignment Without Landlord’s Consent Prior to Completion. Except as otherwise provided in Article 6 above and Section 10.03 below, Tenant may not assign, transfer or otherwise encumber this Lease or any interest in this Lease, without the prior written consent of Landlord. Any (i) sale, assignment, pledge, transfer, exchange or other disposition of the stock, partnership interests, membership interests, or other equitable interests in Tenant or any person or entity controlling Tenant, which results in a change of control of Tenant; (ii) merger, consolidation or other combination of Tenant with another entity which results in a change of control of Tenant; or (iii) a recapitalization of Tenant which results in a change of control of Tenant, shall be deemed an assignment hereunder.

Section 10.02. Permitted Assignments. In the event that Tenant elects to sell, assign or otherwise transfer this Lease, or Tenant’s interest in the Project, in whole but not in part, to a third party at arm’s length (a “Permitted Third-Party Assignee”), then Landlord shall not unreasonably withhold its consent to such sale, assignment or transfer provided (i) the Project is Complete in accordance with the Existing Construction Documents; (ii) Tenant gives Landlord prior written notice of such sale or assignment; (iii) there shall exist no uncured breach by Tenant of this Lease as of the date of such sale or assignment; (iv) Tenant shall remain liable for any and all obligations of Tenant under this Lease for the period prior to the date of such assignment; (v) such assignment shall constitute an assignment of all of Tenant’s rights, and an assumption of all of Tenant’s obligations arising from and after the date of such assignment, under this Lease; (vi) such Permitted Third-Party Assignee expressly assumes in writing all of Tenant’s obligations under this Lease, in each case arising from and after the date of such assignment; (vii) such Permitted Third-Party Assignee covenants and agrees to continue to operate the Project for the Permitted Uses; (viii) such Permitted Third-Party Assignee has total assets exceeding $10,000,000.00; (ix) such Permitted Third-Party Assignee or its parent or affiliate has a demonstrated history of operating no less than three (3) other projects of comparable size as determined by the gross revenue generated from the Project; (x) such Permitted Third-Party Assignee is not, and/or is not controlled by, in Landlord’s reasonable determination, any person or entity known in the community as being of bad moral character or who has been convicted of a felony in any state or federal court; (xi) such Permitted Third-Party Assignee, or any affiliate thereof, is not, and/or is not controlled by any person or entity who have been previously involved in a material dispute (meaning a dispute or controversy involving an amount in excess of $50,000) with Landlord or any affiliate of Landlord concerning any matter; and (xii) such sale, assignment or transfer is approved by the holder of any Fee Mortgage, as applicable, and provided further that Tenant and Permitted Third-Party Assignee satisfy all commercially reasonable conditions and requirements imposed by the holder of any Fee Mortgage with respect to such sale, assignment or transfer.

Section 10.03. Leasehold Encumbrances and Subsequent Transfers. Notwithstanding the provisions of Section 10.01 of this Lease, Tenant may without the prior written consent of Landlord transfer and assign all Tenant’s interest under this Lease or any New Lease entered into pursuant to Section 6.08 above and Tenant’s leasehold estate created under this Lease or under any New Lease to a Lender under a Leasehold Encumbrance (as defined in Section 6.01 of this Lease). Any transfer, conveyance, or assignment resulting from a foreclosure or acceptance of a deed in lieu of foreclosure by any Lender (as defined in Section 6.01 of this Lease), or any transfer, conveyance, or assignment by any Lender or by any affiliate of Lender or nominee of Lender acquiring the leasehold estate of Tenant created by this Lease as a result of foreclosure or acceptance of a deed in lieu of foreclosure, shall not require the prior consent of Landlord.

Section 10.04. Tenant’s Right to Enter Into Subleases and Occupancy Agreements. Tenant shall have the right to enter into, modify, and amend subleases of all or any portion of the Improvements (collectively, “Subleases”) and concession agreements, license agreements, and other occupancy agreements (collectively, “Occupancy Agreements”) from time to time, and at all times during the Term, subject to the provisions of this Section 10.04; provided, however, any such Subleases and Occupancy Agreements shall not be for a term that extends past the term of this Lease. Any Sublease or Occupancy Agreement and any renewals, amendments or modification of the foregoing (provided such Sublease or Occupancy Agreement or renewal, amendment or modification thereof is not a Major Lease (or a renewal, amendment or modification to a Major Lease)) may be entered into by Tenant without Landlord’s prior consent so long as such Sublease or Occupancy Agreement provides for rental rates comparable to existing local market rates for similar properties and is otherwise on commercially reasonable terms. All Major Leases and all renewals, amendments and modifications thereof (including, without limitation, any subletting or assignment thereunder not contemplated by the express terms of such Major Lease (other than any subletting or assignment which does not require Tenant’s consent under such Major Lease)) or waivers thereunder executed (or otherwise agreed to) after the date hereof shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld or delayed. For purposes of this Lease, “Major Lease” shall mean (i) any Sublease or Occupancy Agreement which, individually or when aggregated with all other Subleases or Occupancy Agreements with the same subtenant or its affiliates, either (A) accounts for 15% or more of the total rental income for the Improvements, or (B) demises 15% or more of the Improvements’ gross leasable area, and (ii) any instrument guaranteeing or providing credit support for any Sublease or Occupancy Agreement meeting the requirements of (i) above. Notwithstanding the foregoing all Occupancy Agreements in existence at the time this Lease is entered into are deemed approved by Landlord in all respects.

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Section 10.05. Transfers to or by Business Entity. Notwithstanding Section 10.01 of this Lease, Tenant may, without the prior consent of Landlord after the Completion Date, transfer and assign all of Tenant’s interest under this Lease and the leasehold estate created under this Lease to a new or different business entity now or hereafter organized which either (a) controls, is controlled by or is under common control with Tenant, either directly or indirectly (“Tenant Affiliate”); (b) which retains Tenant or a Tenant Affiliate to serve as a managing member, a general partner or a property manager for the Premises; or (c) results from the merger or consolidation of Tenant; provided, however, any such assignment must be to an entity with net worth and liquidity not less than that of Tenant as of the date of such assignment determined in accordance with generally accepted accounting principles, Tenant must provide not less than thirty (30) days’ prior written notice of such assignment together with proof of such credit-worthiness, and such assignment must not be consummated for the purpose of circumventing the restrictions on assignment under Sections 10.01 and 10.02.

Section 10.06. Reimbursement of Landlord Costs. Tenant shall reimburse Landlord for its actual and reasonable third-party legal expenses incurred in connection with a review of the proposed documentation for the proposed assignment, Major Lease, Sublease or Occupancy Agreement, whether or not Landlord ultimately grants its consent to the proposed assignment, within thirty (30) days following a request for reimbursement accompanied by reasonable supporting documentation with respect thereto.

Section 10.07. Management Agreements. Tenant may enter into any management agreement or similar contract concerning the Project and Tenant acknowledges and agrees that any such management agreement and all fees owed to the manager thereunder shall be subordinate to this Lease, and any such management agreement shall expressly state that fact, and if such management agreement fails to expressly state that fact, then Tenant shall cause the manager thereunder to enter into a subordination agreement with Landlord which shall be in form and substance reasonably satisfactory to Landlord.

Section 10.08. No Release of Assignor or Guarantor. No assignment of this Lease or any interest herein occurring shall operate or be deemed to operate as a release of the assigning Tenant and/or the duties, obligation and liabilities of Tenant under this Lease, and/or operate as a release of the “Guarantor” and/or the duties, obligations and liabilities of the Guarantor under the “Guaranty” (as those terms in quotations are defined in Section 13.16 below). Notwithstanding the foregoing, Landlord agrees that in the event of an assignment of this Lease or any interest herein, then to the extent such assignee does not have a net worth of at least $215,000,000.00 and liquidity of at least $8,250,000.00 (if such assignee does have a net worth and liquidity equivalent to that of the original Guarantor, then no Guaranty shall be required) Landlord will accept a new Guaranty in the same form as Exhibit D attached hereto, executed and delivered to Landlord by a person or entity with a net worth and liquidity of not less than that of the original Guarantor as of the Commencement Date (taking into consideration the time value of money), evidenced by reasonable supporting documentation, in which event the original Guaranty shall be terminated and of no further force or effect and the original Guarantor shall be released from all duties, obligations and liabilities under the original Guaranty.

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ARTICLE XI

DEFAULT AND REMEDIES

Section 11.01. Continuation of Lease in Effect. Should Tenant breach or be in default under this Lease following written notice and expiration of any applicable cure period under Section 11.04 and abandon the Premises for a continuous period in excess of ninety (90) days before the natural expiration of the Term, Landlord shall have all rights and remedies available at law or in equity. In no event shall a failure to operate the Premises as a result of construction, remodeling, casualty, condemnation, alterations, repairs, maintenance, and/or reletting, in the ordinary course of business be deemed an abandonment.

Section 11.02. Termination and Unlawful Detainer. Should Tenant breach or be in default under this Lease following written notice and expiration of any applicable cure period under Section 11.04, Landlord may, subject to Article 6 of this Lease, immediately terminate this Lease by written notice to Tenant and may also do the following:

(a) Bring an action to recover the following from Tenant:

(1) The amount of all unpaid Rent that had been earned as of the date of termination of this Lease;

(2) The amount of the purchase price for the Premises pursuant to the terms of Section 12.05(b) of this Lease; provided, however, for a breach or default occurring on or before the last day of the third (3rd) Lease Year, the amount of the purchase price for purposes of this Section 11.02(a)(2) shall be the purchase price set forth in section 12.05(b) of this Lease applicable after the tenth (10th) Lease Year; and

(3) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease.

(b) Landlord may, pursuant to any prior notice required by Applicable Laws, and without terminating this Lease, peaceably or pursuant to appropriate legal proceedings, reenter, retake and resume possession of the Premises for the account of Tenant, make such alterations of and repairs and improvements to the Premises as may be reasonably necessary in order to relet the same or any part or parts thereof and, directly or indirectly, operate and manage the Premises, and relet or attempt to relet the Premises or any part or parts thereof for such term or terms (which may be for a term or terms extending beyond the Term of this Lease), at such rents and upon such other terms and provisions as Landlord, in its sole discretion, may deem advisable. If Landlord takes possession and control of the Premises and operates the same, Tenant shall, for so long as Landlord is actively operating the Premises, have no obligation to operate the Premises. In addition, Tenant will reasonably cooperate with Landlord in transferring, to the extent transferable, any of Tenant’s permits which Landlord determines would be necessary or appropriate to continue to operate the Premises for its Permitted Use. If Landlord relets or attempts to relet the Premises, or obtains a contract manager or operator for the Premises, Landlord shall at its sole discretion determine the terms and provisions of any new lease or sublease, or management or operating agreement, and whether or not a particular proposed manager or operator, or new tenant or sublessee, is acceptable to Landlord. Upon any such reletting, or the operation of the Premises by a contract manager or operator, all rents or incomes received by Landlord from such reletting or otherwise from the operation of the Premises shall be applied: (i) first, to the payment of all costs and expenses of recovering possession of the Premises, (ii) second, to the payment of any costs and expenses of such reletting and or operation, including brokerage fees, advertising costs, reasonable attorney’s fees based upon service rendered at hourly rates, a management fee, and the cost of any alterations and repairs reasonably required for such reletting or operation of the Premises, (iii) third, to the payment of any indebtedness, other than Rent, due hereunder from Tenant to Landlord, including, without limitation, any damages Landlord incurs arising out of a default of any financing documents secured by the Premises, (iv) fourth, to the payment of all Rent and other sums due and unpaid hereunder, and (v) fifth, the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If the rents received from such reletting or net income from the operation of the Premises during any period shall be less than the Rent required to be paid during that period by Tenant hereunder, Tenant shall promptly pay any such deficiency to Landlord and failing the prompt payment thereof by Tenant to Landlord, Landlord shall immediately be entitled to institute legal proceedings for the recovery and collection of the same. Such deficiency shall be calculated and paid at the time each payment of Rent or any other sum shall otherwise become due under this Lease, or, at the option of Landlord, at the end of the Term of this Lease. Landlord shall, in addition, be immediately entitled to sue for and otherwise recover from Tenant any other damages occasioned by or resulting from any abandonment of the Premises or other breach of or default under this Lease other than a default in the payment of Rent. No such reentry, retaking or resumption of possession of the Premises by Landlord for the account of Tenant shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention shall be given to Tenant or unless the termination of this Lease be decreed by a court of competent jurisdiction. Notwithstanding any such reentry and reletting or attempted reletting of the Premises or any part or parts thereof for the account of Tenant without termination, Landlord may at any time thereafter, upon written notice to Tenant, elect to terminate this Lease or pursue any other remedy available to Landlord for Tenant’s previous breach of or default under this Lease.

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Section 11.03. Breach and Default by Tenant. Each of the following events shall be a “default” by Tenant and a “breach” of this Lease:

(a) Failure and refusal to pay when due any installment of Rent or any other sum required by this Lease to be paid by Tenant;

(b) Failure or refusal to perform any other covenant or obligation of this Lease;

(c) The appointment of a receiver to take possession of the Premises or Improvements, or of Tenant’s interest in, to, and under this Lease, the leasehold estate or of Tenant’s operations on the Premises for any reason, including, without limitation, assignment for benefit of creditors or voluntary or involuntary bankruptcy proceedings, when not released within ninety (90) days;

(d) An assignment by Tenant for the benefit of creditors, or the voluntary filing by Tenant or the involuntary filing against Tenant of a petition, other court action, or suit under any law for the purpose of (i) adjudicating Tenant as bankrupt, (ii) extending time for payment, (iii) satisfaction of Tenant’s liabilities, or (iv) reorganization, dissolution, or arrangement on account of, or to prevent, bankruptcy or insolvency; provided, however, that in the case of an involuntary proceeding, if all consequent orders, adjudications, custodies, and supervisions are dismissed, vacated, or otherwise permanently stayed or terminated within ninety (90) days after the filing or other initial event, then Tenant shall not be in default under this Section;

(e) The failure by Guarantor to maintain a net worth and liquidity not less than that of the original Guarantor as of the Commencement Date, provided that each of the net worth and liquidity amounts specified above shall be increased and adjusted upward at the beginning of each five (5) year period of the Term by CPI then in effect provided that if the Rent is not then delinquent or unpaid, Guarantor shall have a period of 180 days in which to cure its failure to maintain such net worth and liquidity or to provide Landlord with a substitute or additional Guarantor which will bring about compliance with such net worth and liquidity requirements;

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(f) The subjection of any right or interest of Tenant to or under this Lease to attachment, execution, or other levy, or to seizure under legal process when the claim against Tenant is not released within ninety (90) days; and

(g) An unreasonable delay in the construction of the Project or a discontinuance or abandonment of construction for a period of thirty (30) days, material failure to adhere to the construction schedule set forth in the Existing Construction Documents, or in any event a delay in construction of the Project so that the same, in Landlord’s judgment, may not be completed on or before the Completion Date.

Section 11.04. Notice as a Precondition to Landlord’s Remedies. As a precondition to pursuing any remedy for an alleged default by Tenant, Landlord shall, before pursuing any remedy, (a) where the alleged default is a failure to pay any installment of Rent or other sum when due pursuant to this Lease, give Tenant a five (5) day written notice of default specifying in reasonable detail the amount of money not paid and the nature and calculation of each such payment, or (b) where the alleged default is the failure to perform or observe any covenant, condition, or agreement to be performed by Tenant under this Lease, other than a failure to pay Rent or any other sum when due, give Tenant a thirty (30) day written notice of default specify the nature of such default. Where such default other than the failure to pay any installment of Rent or other sum cannot, with reasonable diligence, be cured within such thirty (30) day period, Landlord shall not pursue any remedy provided curative action is commenced within such thirty (30) day period and thereafter pursued with due diligence to completion within ninety (90) days after Tenant’s receipt of written notice of default.

Section 11.05. Cumulative Remedies. The remedies given to Landlord in this Article shall not be exclusive but shall be cumulative with and in addition to all remedies now or hereafter allowed by law and elsewhere provided in this Lease.

Section 11.06. Waiver of Breach. The waiver by Landlord of any breach by Tenant of any of the provisions of this Lease shall not constitute a continuing waiver or a waiver of any subsequent breach by Tenant of either the same or a different provision of this Lease.

Section 11.07. Surrender of Premises. On expiration of the Term or earlier termination of this Lease, Tenant shall surrender the Premises and all Improvements in or on the Premises to Landlord in a good, safe, and clean condition, in compliance with all Applicable Laws, reasonable wear and tear excepted, subject to the express provisions of this Lease governing termination of this Lease on casualty and condemnation.

ARTICLE XII

SPECIAL PROVISIONS

Section 12.01. Quiet Enjoyment. Landlord covenants that so long as Tenant shall timely pay all rents and other charges due to Landlord from Tenant hereunder and keep, observe and perform all covenants, promises and agreements on Tenant’s part to be kept, observed and performed hereunder, Tenant shall peaceably and quietly have, hold and enjoy the full possession and use of the Premises and the easements, rights-of-way, rights, privileges, benefits and appurtenances belonging thereto throughout the Term without interference from Landlord.

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Section 12.02. Title. Notwithstanding anything to the contrary in this Lease, all Improvements, moveable furniture, furnishings, equipment and other personal property of Tenant or anyone claiming through Tenant located in, on or at the Premises shall, during the Term, be owned by and belong to Tenant, subject to any Leasehold Encumbrance. All benefits and burdens of ownership of the foregoing, including title, depreciation, tax credits and all other tax items shall be and remain in Tenant during the Term.

Section 12.03. Fee Mortgage.

(a) Landlord shall have the right at any time during the Term to encumber any or all of its fee estate in the Premises, including Landlord’s reversionary interest in the Premises and Improvements (collectively, the “Fee Estate”). Tenant shall reasonably cooperate with Landlord in amending the terms of this Lease to the extent required by a lender under a Fee Mortgage; provided that such requirement to cooperate shall not be deemed to require Tenant to (i) increase the Base Rent or Supplemental Rent paid in this Lease, or (ii) change the terms of the Guaranty, or (iii) agree to a modification or revision of any other material term of the Lease.

(b) Landlord may execute and deliver a “Fee Mortgage” encumbering all or a portion of Landlord’s Fee Estate, provided that such Fee Mortgage complies with the definition of “Fee Mortgage” provided in Section 12.03(e) below. Any Fee Mortgage shall be subordinate to Tenant’s interest under this Lease and any New Lease. Tenant need not join in, or subordinate this Lease to any Fee Mortgage, nor shall any voluntary joinder or subordination by Tenant be effective without the consent of the Lender.

(c) In the event of a foreclosure under a Fee Mortgage, this Lease shall continue in full force and effect and Tenant shall attorn to the successor holder of the Fee Estate as successor to Landlord without further action, subject to Section 13.15 below. Such attornment shall in no way diminish or impair Tenant’s rights and remedies against Landlord (all of which Tenant may continue to assert against the successor Landlord) or require Tenant to waive any default by Landlord.

(d) Provided a copy of the recorded Fee Mortgage has been delivered to Tenant with a written request for notice and a current address for the holder of the Fee Mortgage (which may be pursuant to a Tenant Estoppel), then Tenant agrees to simultaneously give a copy of any notice of an alleged breach or default by Landlord to the holder of the Fee Mortgage. The holder of such Fee Mortgage shall have the right to cure Landlord’s alleged breach or default within the cure period allowed to Landlord under this Lease and with like effect as if Landlord had done so. Tenant’s failure to give notice to the holder of the Fee Mortgage required by this subsection shall not be a default or breach by Tenant but no notice by Tenant of a default or breach by Landlord shall be effective against such holder unless and until Tenant shall have given to such holder such notice and opportunity to cure.

(e) The term “Fee Mortgage” means a deed of trust, mortgage or other voluntary real property security instrument or agreement intending to grant a real property security interest in and encumber all or any portion of the Fee Estate, provided that the Fee Mortgage shall be and shall expressly state that it shall attach only to the Fee Estate. The term “Fee Mortgagee” shall mean the holder of a Fee Mortgage.

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(f) So long as Tenant is not in default or breach of this Lease, Landlord shall not, from and after the Commencement Date and throughout the Term, (i) enter into any contract, agreement or other instrument related to the Premises; (ii) grant any easement, license or other occupancy right with respect to the Premises; (iii) change or modify the zoning or land use designations applicable to the Premises; (iv) make any development, land use other applications related to the Premises other than as a co-applicant with Tenant (upon Tenant’s written request only); or (v) cause any liens, encumbrances or any other items to be recorded against the Premises, other than a Fee Mortgage (from time to time) as expressly permitted in accordance with this Section 12.03, without the prior written consent of Tenant or Lender with a Leasehold Encumbrance, which consent may not be unreasonably withheld, delayed or conditioned.

Section 12.04. Hazardous Substances.

(a) The term “Hazardous Substance”, as used in this Lease, shall mean any material or substance in, on or under the premises or the surrounding elements which is or becomes regulated by any governmental agency having jurisdiction thereof under applicable federal, state or local law, including, without limitation, any material or substance which is (i) designated as a “Hazardous Substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317); (ii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.); (iii) defined as a “Hazardous Substance” pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.), as any of the foregoing laws, rules and/or regulations may from time to time be amended; and/or (iv) any materials, the possession or use of which require a permit from any federal, state or local agency having jurisdiction over hazardous, toxic or infectious substances.

(b) The term “Environmental Law,” as used in this Lease, means all federal, state and local laws, common laws, equitable doctrine, rules, regulations, statutes, codes, ordinances, directives, guidance documents, cleanup or other standards, and any other governmental requirements or standards currently in existence or hereafter enacted or rendered which pertain to, regulate, or impose liability or standards of conduct concerning the use, storage, human exposure to, handling, transportation, release, cleanup or disposal of Hazardous Substances.

(c) The term “Environmental Assessments,” as used in this Lease, means collectively, (i) that certain Phase I Environmental Site Assessment dated September, 2022, prepared by Verdantas, LLC, as Project # IRY028.600.0055 concerning the Property.

(d) Neither Tenant nor any of the Tenant Parties shall bring onto, create or dispose of, in or about the Premises, any Hazardous Substances other than as is customary for construction and operation of a comparable project, and neither Tenant nor any of the Tenant Parties shall engage in any activity that violates any federal, state or local laws, rules or regulations pertaining to Hazardous Substances. Tenant, at Tenant’s sole expense, shall promptly take all investigatory and/or remedial action reasonably required or ordered by governmental authorities for the clean-up of any Hazardous Substances in or about the Premises except for Hazardous Substances created, caused or materially contributed to by Landlord or Landlord’s agents, employees, contractors or other parties for which Landlord is legally responsible after the Commencement Date. The Hazardous Substances for which Tenant is responsible pursuant to the preceding sentence are hereinafter referred to as the “Hazardous Substances for which Tenant is Responsible”. Tenant shall provide all notices and/or reports required pursuant to the Safe Drinking Water and Toxic Enforcement Act of 1986 and any other Applicable Laws pertaining to Hazardous Substances requiring notices and/or reports by Tenant. Tenant shall provide prompt written notice to Landlord of the existence of Hazardous Materials on the Premises and all notices of violation of Applicable Laws pertaining to Hazardous Substances received by Tenant.

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(e) To the best of Tenant’s knowledge, after due inquiry, except for any matters set forth in the Environmental Assessments, the Project is in compliance with all applicable Environmental Laws and neither Tenant nor any of the Tenant Parties has received notice of any violations of the Environmental Laws. Tenant covenants and agrees to take all necessary action within its control to ensure that the Project is in compliance with the Environmental Laws at all times and shall comply with all recommendations set forth in the Environmental Assessments. Such actions include, but are not limited to:

(1) Tenant shall promptly deliver any notice it may receive of any violation of the Environmental Laws to Landlord. For purposes of this Section, in addition to Tenant’s actual knowledge, due inquiry consists of review of said Environmental Assessments, and any additional reports or testing of the Project (including, without limitation, the Project) required or suggested in said Environmental Assessments.

(f)   Tenant shall defend, indemnify and hold Landlord and Landlord’s affiliates, agents and employees and the Premises harmless from any and all claims, demands, liabilities, obligations, expenses and/or penalties arising out of or relating to the investigation, remediation and/or abatement of any Hazardous Substances for which Tenant is Responsible and/or Tenant’s failure to comply with its obligations referenced under this Section 12.04.

(g) Landlord shall defend, indemnify and hold Tenant, its agents, employees and Lender, and the Premises harmless from any and all claims, demands, liabilities, obligations, expenses and/or penalties arising out of or relating to the investigation, remediation and/or abatement of any Hazardous Substances created or caused by Landlord or Landlord’s agents, employees, contractors or other parties for which Landlord is legally responsible following the Commencement Date.

(h) In the event of Hazardous Substances in, on or under, the Premises and/or the Improvements upon the Premises and in the further event that Landlord’s indemnity and hold harmless agreement in the preceding paragraph will apply to the investigation, remediation and/or abatement costs relating to said Hazardous Substances; Tenant shall have the right to investigate, remediate and to abate said Hazardous Substances and to recover its reasonable costs and expenses, together with interest at the Interest Rate from the date paid, from Landlord within thirty (30) days of Landlord’s receipt of a written demand for such reimbursement, together with reasonable supportive evidence of the amount and payment of said costs and expenses.

(i)   Landlord agrees that neither Landlord nor Landlord’s agents or employees shall engage in any activities in or about the Premises which violate any Applicable Laws pertaining to Hazardous Substances.

(j)   In the event that Tenant fails to investigate, remediate and/or to abate any Hazardous Substances for which Tenant is Responsible in, on or under the Premises and/or other improvements upon the Premises as required by this Lease and should Tenant fail to correct such failure within the time provided in Section 11.04 following Tenant’s receipt of written notice from Landlord specifying the nature of Tenant’s breach, Landlord, in addition to any and all other remedies available to Landlord at law or in equity or pursuant to this Lease shall have the right to investigate, remediate and to abate said Hazardous Substances and recover its reasonable costs and expenses, together with interest at the Interest Rate from the date paid, from Tenant within thirty (30) days of Tenant’s receipt of a written demand for such reimbursement, together with reasonable supportive evidence of the amount and payment of said costs and expenses.

(k) In the event a lender under a Fee Mortgage demands Landlord engage a qualified environmental engineer to prepare an environmental audit of the Premises, Tenant agrees to engage such qualified environmental engineer to prepare an environmental audit of the Premises and Tenant shall be responsible for such cost and expense. Upon completion of such environmental audit of the Premises, Tenant shall submit the results of such audit to Landlord. The choice of the environmental engineer who will perform such audit is subject to Landlord’s approval.

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(l)   In the event a lender under a Fee Mortgage so demands, Tenant will permit Landlord or Landlord’s agent to enter and inspect the Premises and review all records at any reasonable time to determine (1) the existence, location and nature of any Hazardous Substance on, under or about the Premises; (2) the existence, location, nature, and magnitude of any Hazardous Substance that has been released on, under or about the Premises; or (3) whether or not Tenant is in compliance with Applicable Laws pertaining to Hazardous Substances.

Section 12.05. Tenant’s Right to Purchase.

(a) Grant of Right to Purchase. Landlord hereby grants to Tenant a right to purchase Landlord’s interest in the Premises (the “Purchase Right”) on the terms and conditions set forth in this Section 12.05. The Purchase Right shall be binding upon Landlord and its successors and assigns in interest to the Premises.

(b) Offer Period. At any time following the date that is three (3) years after the Commencement Date (unless there has been any destruction of the Premises described in Section 7.03, in which case Tenant’s rights under this Section 12.05(b) shall be able to be exercised after the applicable Restoration Date) and so long as Tenant is not in default or breach of this Lease, Tenant shall have the right, but not the obligation, to exercise the Purchase Right upon written notice to Landlord. Landlord shall respond to Tenant in writing within thirty (30) days (the “Purchase Notice”) setting forth a closing date (the “Closing Date”) not later than ninety (90) days following the date of the Purchase Notice and Landlord’s calculation of the amounts due to Landlord at closing as a result of Tenant’s acquisition of Landlord’s interest in the Premises ( the “Purchase Price”), which such Purchase Price shall be as follows: (i) one hundred five percent (105%) of the Rent Basis if the Closing Date occurs after the third (3rd) Lease Year and before the last day of the sixth (6th) Lease Year; (ii) one hundred seven percent (107%) of the Rent Basis if the Closing Date occurs after the sixth (6th) Lease Year and before the last day of the tenth (10th) Lease Year; and (iii) one hundred fifteen percent (115%) of the Rent Basis if the Closing Date occurs at any time after the tenth (10th) Lease Year.

(c) Closing. On the Closing Date, Landlord shall deliver to tenant a limited warranty deed for the Premises and Tenant shall pay to Landlord the Purchase Price by wire transfer in immediately available funds. The closing shall take place through escrow conducted by a nationally recognized title insurance company doing business in Ohio selected by Landlord. Tenant shall pay all Rent and all other charges due and owing under this Lease up to the Closing Date and all costs and expenses incurred in connection with the closing of the Purchase Right, including, without limitation, costs of any transfer taxes, escrow charges and Landlord attorneys’ fees. In no event shall Tenant’s exercise of the Purchase Right extinguish or otherwise impact the Leasehold Encumbrance except as provided in the loan documents associated with the Leasehold Encumbrance.

Section 12.06. Further Assurances. Each party to this Lease agrees to execute, acknowledge, and deliver such further instruments, documents, agreements, applications and estoppels as may be necessary or desirable to accomplish the intents and purposes of this Lease.

(a) Entitlements. Tenant shall be solely responsible and liable for obtaining any and all Final Approvals necessary for and with respect to the Project, including without limitation, the Improvements, and Tenant shall diligently pursue the issuance thereof from and after the Commencement Date to the extent not already obtained prior to the Commencement Date. In the event that a governmental and/or regulatory agency, by Applicable Laws or by practice, requires that the application for any required Final Approvals or other permit desired by Tenant in connection with the Project to be made by Tenant pursuant to the provisions of this Lease, or any other document, including, without limitation, documents to be recorded against the Premises, such as subdivision maps, and the like, which are necessary in order to satisfy the requirements of or conditions to any Final Approvals obtained by Tenant in connection with the Project and the Improvements, be made, executed, acknowledged, accepted or filed by or on behalf of Landlord (and/or any Fee Mortgagee), in addition to or rather than by Tenant, then if requested by Tenant, Landlord shall reasonably cooperate with Tenant, including the prompt execution of required documents, and take such steps as are reasonably necessary to obtain such permit, but at Tenant’s sole cost and expense and at absolutely no cost or liability to Landlord; provided, notwithstanding the foregoing, Landlord shall not in any event or circumstance be required to indemnify any party in connection therewith or otherwise take any action or sign any document that would likely impose liability on Landlord, as determined by Landlord; provided further, that the foregoing limitation shall not apply if Tenant provides Landlord with an indemnity indemnifying Landlord with respect to any such liability, in form reasonably acceptable to Landlord.

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Section 12.07. Easements. Landlord shall cooperate with Tenant (but at Tenant’s sole cost and expense) in a timely manner following Tenant’s written request and following Landlord’s review and approval, if and when Landlord is a necessary party in the (i) amendment, termination or abandonment of existing easements, covenants, conditions and/or restrictions, (ii) if applicable, joining with Tenant in creating reciprocal easement agreements providing for the granting and improvement of reciprocal and other non-exclusive easements over the Premises and adjoining premises for vehicular and pedestrian ingress, egress, parking, utilities, drainage, landscaping, signage and similar uses required for the operation of the Project as contemplated by the Final Approvals and the construction of the Improvements, and (iii) granting to public entities, public service corporations, private or public utilities or similar entities, rights-of-way or easements on, over, under, across and through the Premises for the installation, maintenance, repair and replacement of all utility facilities necessary for the construction of the Improvements or the operation of the Project, including without limitation, conduits, pipes, and similar installations. If requested by Tenant, Landlord shall execute such documents and take such action as is reasonably necessary to comply with the foregoing; provided, notwithstanding the foregoing, Landlord shall not in any event or circumstance be required to indemnify any party in connection therewith or otherwise take any action or sign any documents that would likely impose liability on Landlord, as determined by Landlord; provided further, that the foregoing limitation shall not apply if Tenant provides Landlord with an indemnity indemnifying Landlord with respect to any such liability or indemnity during the Term, in form reasonably acceptable to Landlord. Tenant shall reimburse Landlord for any legal fees reasonably incurred by Landlord for review of documents requiring Landlord’s signature relating to requests made by Tenant under this Section 12.07, within ten (10) business days following Tenant’s receipt from Landlord of written demand for reimbursement and reasonable supporting documentation.

ARTICLE XIII

OTHER PROVISIONS

Section 13.01. Commissions. Landlord hereby agrees to indemnify and hold Tenant harmless from and against all claims, damages, expenses, liabilities, liens or judgments (including costs, expenses and reasonable attorneys’ fees in defending the same) which arise on account of any claim that any real estate commissions or finders’ fees incurred by Landlord are payable and have not been discharged in their entirety. Tenant hereby agrees to indemnify and hold Landlord harmless from and against all claims, damages, expenses, liabilities, liens or judgments (including costs, expenses and reasonable attorneys’ fees in defending the same) which arise on account of any claim that any real estate commissions or finders’ fees incurred by Tenant are payable and have not been discharged in their entirety.

Section 13.02. Attorney’s Fees. The prevailing party(ies) in any litigation, mediation, reference, arbitration, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to or arising from this Lease may recover from the non-prevailing party(ies) all costs, expenses, and actual attorneys’ fees (including expert witness and other consultants’ fees and costs) relating to or arising out of (i) the Proceeding (whether or not the Proceeding proceeds to judgment and including any dismissal of such Proceeding), and (ii) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorneys’ fees; provided that the non-prevailing party shall not be required to reimburse any attorneys’ fees incurred by the prevailing party to pay for a separate defense for more than one person or entity comprising the other party, regardless of whether a conflict in interest exists between such persons or entities comprising the prevailing party.

Section 13.03. Notices to Landlord. Except as otherwise expressly provided by law, any and all notices or other communications required or permitted by this Lease or by law to be served on or given to Landlord by Tenant shall be in writing and shall be deemed duly served and given when personally delivered to Landlord or to any managing employee of Landlord, or, in lieu of personal service, when sent by express mail that allows for tracking, addressed to Landlord at 2200 Washington Avenue, Saint Louis, MO 63103, Attn. General Counsel. Landlord may change Landlord’s address for the purpose of this section by giving written notice of that change to Tenant in the manner provided in Section 13.05 of this Lease.

Section 13.04. Holding Over. If Tenant or any other person or party shall remain in possession of the Premises or any part thereof following the expiration of the Term or earlier termination of this Lease without an agreement in writing between Landlord and Tenant with respect thereto, the person or party remaining in possession shall be deemed to be a tenant at sufferance, and during any such holdover, the Rent payable under this Lease by such tenant at sufferance shall be one hundred fifty percent (150%) of the rate or rates in effect immediately prior to the expiration of the Term or earlier termination of this Lease. In no event, however, shall such holding over be deemed or construed to be or constitute a renewal or extension of the Term of this Lease.

Section 13.05. Notices to Tenant. Except as otherwise expressly provided by law, any and all notices or other communications required or permitted by this Lease or by law to be served on or given to Tenant by Landlord shall be in writing and shall be deemed duly served and given when personally delivered to Tenant, any managing employee of Tenant, or, in lieu of personal service, when sent by express mail that allows for tracking, addressed to Tenant at 2014 Champions Gateway, Canton, OH 44708 Attn: General Counsel. Tenant may change its address for the purpose of this section by giving written notice of that change to Landlord in the manner provided in Section 13.03 of this Lease.

Section 13.06. Governing Law. This Lease, and all matters relating to this Lease, shall be governed by the laws of the State of Ohio in force at the time any need for interpretation of this Lease or any decision or holding concerning this Lease arises. Each party waives the right to a trial by jury, to the extent possible under applicable law, in connection with any dispute under this Lease.

Section 13.07. Binding on Heirs and Successors. This Lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto, but nothing in this section shall be construed as a consent by Landlord to any assignment of this Lease or any interest in this Lease by Tenant except as provided in Article 10 of this Lease.

Ground Lease

Hall of Fame Village

Section 13.08. Sole and Only Agreement. Except for that certain Purchase and Sale Agreement dated as of the Commencement Date by and between Landlord and Tenant, this instrument constitutes the sole and only agreement between Landlord and Tenant respecting the Premises, the leasing of the Premises to Tenant, the construction of the Project on the Premises, and the lease terms set forth in this Lease, and correctly sets forth the obligations of Landlord and Tenant, to each other as of their respective dates. Any agreements or representations respecting the Premises, their leasing to Tenant by Landlord, or any other matter discussed in this Lease not expressly set forth in this instrument are null and void.

Section 13.09. Time of Essence. Time is expressly declared to be of the essence of this Lease.

Section 13.10. Memorandum of Lease. Prior to the Commencement Date, Landlord and Tenant shall each execute and cause to be notarized, two (2) counterpart copies of a “Memorandum of Lease” in the form attached hereto as Exhibit E, which Tenant shall cause to be recorded, at Tenant’s sole cost and expense, including, without limitation, the payment of the documentary transfer tax upon recordation of the Memorandum of Lease.

Section 13.11. Partial Invalidity. If any term, provision or covenant of this Lease or the application thereof to any party or circumstances shall, to any extent, be held invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or covenant to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 13.12. Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one document. Facsimile and electronic signatures of this Lease by any party shall have the effect of an original signature.

Section 13.13. Definition of Landlord. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of Landlord’s interest in fee title to the Premises. In the event of any transfer or assignment of such title and the assumption in writing of Landlord’s remaining obligations under this Lease by the transferee or assignee, Landlord herein named (and in case of any subsequent transfers, the then grantor) shall be automatically freed and relieved from and after the date of such transfer or assignment of all liability respecting the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease. In the event of such transfer of Landlord’s interest in the Premises, Landlord shall provide written notice to any Lender holding a Leasehold Encumbrance.

Section 13.14. Approvals by Landlord. If Landlord’s approval is required under any provision of this Lease and Landlord has agreed to not unreasonably withhold, condition or delay its approval, then Landlord agrees (a) to deliver written notice of its approval or disapproval to Tenant in writing within a commercially reasonable amount of time for the applicable request for approval being made; and (b) if Landlord fails to respond in writing to Tenant’s written request for approval within thirty (30) days following Landlord’s receipt of Tenant’s request for approval in accordance with this Section 13.14, then Landlord shall be conclusively deemed to have approved such request; provided, however, Tenant acknowledges and agrees that a written response from Landlord reasonably requesting additional information or time to consider the request from Tenant will not result in a deemed approval by Landlord.

Section 13.15. Limitation of Landlord Liability. In consideration of the benefits accruing under this Lease, and notwithstanding anything contained in this Lease to the contrary, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default under this Lease by Landlord or in the event of any other action against Landlord with respect to this Lease, their sole and exclusive remedy shall be against Landlord’s interest in the Premises. Tenant and all such successors and assigns agree that the obligations of Landlord under this Lease do not constitute personal obligations of Landlord (beyond Landlord’s interest in the Premises) or any of Landlord’s trustees, beneficiaries, partners (whether general or limited), members, directors, officers, shareholders, employees, agents or investment managers. If Tenant obtains any money judgment against Landlord with respect to this Lease or the relationship between Landlord and Tenant, then Tenant shall look solely to Landlord’s interest in the Premises to collect such judgment, and Tenant shall not collect or attempt to collect any such judgment out of, or seek recourse against, any other assets of Landlord (beyond Landlord’s interest in the Premises), or Landlord’s trustees, beneficiaries, partners (whether general or limited), members, directors, officers or shareholders or any of their personal assets for satisfaction of any liability with respect to this Lease. Notwithstanding any contrary provision contained in this Lease, neither Landlord nor any of Landlord’s trustees, beneficiaries, partners (whether general or limited), members, directors, officers or shareholders nor any of their respective employees, agents or contractors shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

Ground Lease

Hall of Fame Village

Section 13.16. Guaranty. Concurrently with Tenant’s execution of this Lease, and as a condition precedent to the effectiveness of this Lease, Tenant shall cause Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Guarantor”), to execute and deliver to Landlord a Guaranty (the “Guaranty”) in the form of Exhibit D attached hereto and made a part hereof. Tenant hereby acknowledges that Landlord would not enter into this Lease without Guarantor’s execution and delivery of the Guaranty as required by this Section 13.16.

Section 13.17. Estoppel Certificate.

(a) On the Commencement Date and at any other time and from time to time, within fifteen (15) days after notice of request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord, or to such other recipient as the notice shall direct, a completed estoppel certificate (a “Tenant Estoppel”) in the form of Exhibit L attached hereto and made a part hereof, as the same may be modified by Landlord from time to time.

(b) At any time and from time to time, within fifteen (15) days after notice of request by Tenant, Landlord shall execute, acknowledge and deliver to Tenant, or to such other recipient as the notice shall direct, a statement (a “Landlord Estoppel” and either a Tenant Estoppel or a Landlord Estoppel shall be hereinafter referred to as an “Estoppel”) certifying that (a) this Lease is unmodified and in full force and effect, or, if there have been modifications, that it is in full force and effect as modified in the manner specified in the statement; and (b) to the knowledge of the certifying party, there are no defaults (and no events or circumstances that have occurred, that with the passage of time would, if left unchanged, become a default) in the performance of either party of its obligations under this Lease, or if there are defaults or events or circumstances that will constitute a default, specifying the nature of the default and/or event or circumstance that may become a default. The Landlord Estoppel shall also state the amount of Rent then payable, the dates to which the Rent and any other charges have been paid in advance and shall include such assurances of satisfaction of conditions or other factual matters provided for in this Lease or respecting the Premises as Tenant may reasonably request. Landlord agrees to provide an Estoppel to any Lender holding a Leasehold Encumbrance within the same time period upon written request of such Lender.

(c) The Estoppel shall be such that it can be relied on by any auditor, creditor, commercial banker, and investment banker of either party and by any prospective purchaser or encumbrancer of the Premises or Improvements or both or of all or any part or parts of Tenant’s or Landlord’s interests under this Lease including, without limitation, a Lender.

Section 13.18. Financial Statements. Tenant shall set up and maintain accurate and complete books, accounts and records as to Tenant in accordance with generally accepted accounting principles. Tenant will permit representatives of Landlord to have free access to and to inspect and copy all books, records and contracts of Tenant during regular business hours and subject to all confidentiality and non-disclosure agreements to which Tenant may be subject. Any such inspection by Landlord and its representatives shall be for the sole benefit and protection of Landlord, and Landlord shall not have any obligation to disclose the results thereof to Tenant or to any third party. In addition, Tenant shall furnish the following financial information concerning Tenant: (a) current quarterly financial statements, including a balance sheet, an income statement and a cash flow statement, within 30 days following the end of each fiscal quarter of Tenant; (b) current audited annual financial statements (which may be part of a consolidated or consolidating financial statements), including a balance sheet, an income statement and a cash flow statement, within 120 days following the end of each fiscal year of Tenant; (c) upon an Event of Default and demand from Landlord, audited financial statements and (d) such other information and reports concerning the financial affairs of Tenant as Landlord may reasonably request.

Section 13.19. Tax Treatment. This Lease (the “Transaction”) is intended to constitute a financing arrangement for federal income tax purposes and is not intended to convey to Landlord any benefits and burdens of ownership or to cause Landlord to be treated as the owner of the Premises or the Improvements for federal income tax purposes. As a result of the Transaction, the parties intend for Tenant to retain all benefits and burdens of ownership of the Premises and the Improvements and to remain the owner of the Premises and the Improvements for federal income tax purposes. The parties agree to treat the Transaction in a manner that is consistent with this intention, including filing all federal, state and local income tax returns and other reports consistent with such treatment. Landlord, as a lender for federal income tax purposes, shall not claim tax credits, depreciation or any other federal or state income tax benefits with respect to the Premises or the Improvements, or take any action which is inconsistent with this provision.

Section 13.20. Termination. No termination or expiration of this Lease shall release any party in default under this Lease and this Lease shall survive for purposes of allowing a party to enforce its rights and remedies under this Lease in the event of a default. All covenants of Tenant, which by their nature cannot be performed until after the expiration of the Term or the earlier termination thereof, and all indemnification obligations of Tenant set forth in this Lease shall survive the expiration or termination of this Lease.

[Signature Pages Follow]

Ground Lease

Hall of Fame Village

IN WITNESS WHEREOF, each of the Parties hereto has executed this Lease effective as of the day and year first set forth above.

TENANT:

HOF VILLAGE RETAIL I, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

TENANT:

HOF VILLAGE RETAIL II, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

Ground Lease

Signature Page

Hall of Fame Village

IN WITNESS WHEREOF, each of the Parties hereto has executed this Lease effective as of the day and year first set forth above.

LANDLORD:

TWAIN GL XXXVI, LLC,
a Missouri limited liability company

By:	/s/ Stephanie Deterding
Name:	Stephanie Deterding
Title:	Vice President

Ground Lease

Signature Page

Hall of Fame Village

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

Parcel No. 1:

Situated in the City of Canton, Stark County, State of Ohio, being all of O.L. 1478 on that certain HOF Village Replat recorded as Instrument Number 202203250013418 of the Stark County, Ohio Records, containing 4.85 acres, more or less.

Tax Parcel Nos.	10015053 & 10014342
Prior Instrument No.:	202204140016407
Property Address:	2101 Hall of Fame Way NW, Canton, OH 44708

Parcel No. 2:

Situated in the City of Canton, Stark County, State of Ohio, and known as all of Lot 43481 on that certain HOF Village Replat recorded as Instrument Number 202203250013418 of the Stark County, Ohio Records, containing .91 acres, more or less.

Tax Parcel Nos.	10015055 &10014341
Prior Instrument No.:	202204140016409
Property Address:	2018 Champions Gateway NW, Canton, OH 44708

Ground Lease

Exhibit A

Hall of Fame Village

EXHIBIT B

BASE RENT SCHEDULE

Base Rent for each Lease Year during the Term shall be an amount equal to the Rent Basis multiplied by Six and Seventy-Two One-Hundredths percent (6.72%). The “Rent Basis” shall be an amount equal to the amount of the Tenant Improvement Allowance paid by Landlord from time to time.

Ground Lease

Exhibit B

Hall of Fame Village

EXHIBIT C

ENTITLEMENTS FOR WHICH FINAL APPROVALS HAVE BEEN ISSUED

City of Canton Permit Number 2021-551

City of Canton Permit Number 2021-552

City of Canton Adjudication Order pertaining to Plan Review # 2021-003-3

City of Canton Adjudication Order pertaining to Plan Review # 2021-030-4

Ground Lease

Exhibit C

Hall of Fame Village

EXHIBIT D

GUARANTY

COMPLETION AND RENT PAYMENT GUARANTY

IN CONSIDERATION of and as an inducement for the granting, execution and delivery by _____________________________, a _____________________ (“Landlord”), of the Ground Lease (as the same may be amended, modified or restated from time to time, the “Ground Lease”) dated ____________ ___, 20__, with ________, a ___________, as tenant (“Tenant”), relating to the leasing, improvement, development and use of approximately ____ acres of real property located in _____________________________, as more particularly described in the Ground Lease (collectively, the “Premises”), the undersigned, __________, a ____________ (“Guarantor”), enters into this Completion and Rent Payment Guaranty (this “Guaranty”). Guarantor hereby covenants and agrees as follows:

1. Guarantor, jointly and severally with any other undersigned guarantors, unconditionally and irrevocably guarantees to Landlord the full, prompt and unconditional (a) performance of and observance by Tenant of each and every obligation, term, covenant, agreement and condition to be performed or observed by Tenant pursuant to the Lease, (b) Completion (as defined in the Ground Lease) of the Improvements (as defined in the Ground Lease) in accordance with the terms and provisions of the Ground Lease and in compliance with all applicable laws, together with any restoration of the Improvements pursuant to Section 7.03 of the Ground Lease, (c) performance by Tenant of the obligations, terms, covenants, agreements and conditions contained in Section 5.05 and Section 5.10 of the Ground Lease, (d) the indemnity obligations of Tenant contained in the Lease, and (e) any and all costs of collecting such sums or enforcing Landlord’s rights under the Ground Lease or this Guaranty (collectively, the “Obligations”); provided, however, the Obligations contained in clauses (a) and (b) of this Section 1 shall terminate upon Completion of the Project.

2. Guarantor hereby further covenants and agrees to, and with, Landlord that if an event of default under the Lease beyond the expiration of any applicable notice, grace or cure period (“Event of Default”) shall at any time be made by Tenant in the payment of any “Construction Costs” (as defined below), the payment of Rent, or if Tenant should default in the performance and observance of any of the Obligations contained in the Ground Lease, Guarantor shall, and will, forthwith pay such Construction Costs, all such Rent and and/or any enforcement of this Guaranty. The term “Construction Costs” means all hard and soft costs of construction or restoration of the Improvements together with all compensatory damages (excluding consequential, special and punitive damages of any kind), late charges, interest, actual out of pocket costs or fees, reasonable attorneys’ fees and actual out of pocket expenses incurred or suffered by Landlord as a result of non-payment of the Construction Costs. Without limiting the generality of the foregoing, Guarantor agrees that, for purposes of this Guaranty, the Construction Costs shall be equal to either of the following (at Landlord’s sole option): (i) the aggregate amount of such Construction Costs actually incurred by Landlord from time to time to and including the date on which completion of the Improvements in accordance with the terms of the Ground Lease occurs, together with interest on such amount from the date incurred until the date repaid, at the highest rate of interest permissible under applicable law, or (ii) (whether or not Landlord completes or intends to complete the Improvements) the estimated amount of such Construction Costs as determined by, at Landlord’s sole option, either (A) a court of competent jurisdiction or (B) a construction consultant reasonably acceptable to Landlord and Tenant at any time after an Event of Default by Tenant under the Ground Lease has occurred, in each case less the value of any property, estate or funds surrendered or paid by Tenant to Landlord. Guarantor agrees that any amount estimated by the construction consultant as aforesaid, and any determination by the construction consultant with respect to industry practices, shall be conclusive for purposes of determining Guarantor’s liability hereunder, provided that the construction consultant has made such estimate or determination acting reasonably and in good faith.

Ground Lease

Exhibit D

Hall of Fame Village

3. Guarantor’s obligations under this Guaranty shall be binding on Guarantor’s successors and assigns. All references in this Guaranty (a) to Landlord and Tenant shall include their successors and assigns; and (b) to Tenant, shall include any successors-in-interest to Tenant (whether or not directly succeeding Tenant) by reason of an Event of Reorganization (as defined in Paragraph 8 below).

4. The provisions of the Ground Lease may be changed by agreement between Landlord and Tenant without the consent of or notice to Guarantor. The provisions of the Ground Lease may be changed by agreement between Landlord and any permitted assignee of Tenant or any subsequent assignee without the consent of or notice to Guarantor. The Ground Lease may be assigned by Landlord or Tenant, and the Premises, or a portion thereof, may be sublet by Tenant, all in accordance with the provisions of the Ground Lease, without the consent of or notice to Guarantor. This Guaranty shall guarantee the Obligations and payment of Rent so assigned.

5. This Guaranty and Guarantor’s obligations hereunder shall continue and remain in full force and effect notwithstanding Landlord’s failure or delay from time to time to enforce any of its rights or remedies under the Ground Lease or this Guaranty.

6. If there is an Event of Default by Tenant under the Ground Lease relating to the Obligations, including, without limitation, the payment of Rent, Landlord may proceed against either Guarantor or Tenant, or both, or Landlord may enforce against Guarantor or Tenant any rights that Landlord has under the Ground Lease relating to the Obligations, in equity or under applicable law. If the Ground Lease terminates and Landlord has any rights against Tenant after termination relating to the Obligations, Landlord may enforce those rights against Guarantor, without giving previous notice to Tenant or Guarantor. Guarantor hereby agrees that no notice of default need be given to Guarantor, it being specifically agreed and understood that this Guaranty of the undersigned is a continuing guarantee under which Landlord may proceed forthwith and immediately against Tenant or against Guarantor following any breach or default by Tenant.

7. Guarantor hereby expressly and knowingly waives all benefits and defenses under applicable law with respect to the enforcement of this Guaranty, including without limitation: (a) the right to require Landlord to proceed against Tenant, proceed against or exhaust any security that Landlord holds from Tenant, or pursue any other remedy in Landlord’s power; (b) any defense to its obligations hereunder based on the termination of Tenant’s liability; (c) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty; and (d) all notices of the existence, creation, or incurring of new or additional obligations. Landlord shall have the right to enforce this Guaranty regardless of the acceptance of additional security from Tenant and regardless of the release or discharge of Tenant by Landlord or by others, or by operation of any law.

8. The obligations of Guarantor under this Guaranty shall remain in full force and effect and Guarantor shall not be discharged by any of the following events with respect to Tenant or Guarantor: (a) insolvency, bankruptcy, reorganization arrangement, adjustment, composition, assignment for the benefit of creditors, liquidation, winding up or dissolution; (b) any merger, acquisition, consolidation or change in entity structure, or any sale, lease, transfer, or other disposition of any entity’s assets, or any sale or other transfer of interests in the entity (each, an “Event of Reorganization”); or (c) any sale, exchange, assignment, hypothecation or other transfer, in whole or in part, of Landlord’s interest in the Premises or the Ground Lease. Nothing in this Paragraph 8 shall diminish the effect of any subsequent written agreement between Guarantor and Landlord.

Ground Lease

Exhibit D

Hall of Fame Village

9. Guarantor hereby represents and warrants that it has executed this Guaranty based solely on its independent investigation of Tenant’s financial condition. Guarantor hereby assumes responsibility for keeping informed of Tenant’s financial condition and all other circumstances affecting Tenant’s performance of its obligations under the Ground Lease. Absent a written request for such information by Guarantor, Landlord shall have no duty to advise Guarantor of any information known to it regarding such financial condition or circumstances.

10. Guarantor further agrees that it may be joined in any action against Tenant in connection with the said obligations of Tenant and recovery may be had against Guarantor in any such action. Guarantor hereby expressly waives all benefits and defenses under applicable law to the fullest extent permitted by applicable Law. Guarantor agrees not to exercise any of its rights of subrogation or reimbursement against Tenant until after all amounts due and owing under the Ground Lease have been fully paid. If the foregoing waiver is determined by a court of competent jurisdiction to be void or voidable, Guarantor agrees to subordinate its rights of subrogation and reimbursement against Tenant to Landlord’s rights against Tenant under the Ground Lease.

11. Guarantor hereby represents and warrants that, as of the date of the execution of this Guaranty by Guarantor, there is no action or proceeding pending or, to Guarantor’s knowledge after due inquiry, threatened against Guarantor before any court or administrative agency which could adversely affect Guarantor’s financial condition in a way which would jeopardize Guarantor’s ability to satisfy its obligations under this Guaranty. The foregoing representation and warranty shall survive the execution and delivery of this Guaranty and is expressly made for the benefit and reliance of Landlord, and Landlord’s partners, members, trustees, lenders, representatives, successors and assigns.

12. This Guaranty shall be one of payment and performance and not of collection. If there is more than one undersigned Guarantor, the term Guarantor, as used herein, shall include and be binding upon each and every one of the undersigned, and each of the undersigned shall be jointly and severally liable hereunder. If there is more than one undersigned Guarantor, Landlord shall have the right to join one or all of them in any proceeding or to proceed against them in any order.

13. Guarantor shall indemnify, defend (with counsel acceptable to Landlord), protect and hold harmless Landlord, and Landlord’s partners, members, trustees, lenders, representatives, successors and assigns from and against all liabilities, losses, claims, demands, judgments, penalties, damages, expenses and costs (including all attorneys’ fees and costs to enforce any of the terms of this Guaranty or otherwise awarded hereunder) arising from or in any way related to any failure by Tenant or Guarantor to pay the Rent, Construction Costs, or to fully, faithfully and timely perform the Obligations.

14. The term “Ground Lease” whenever used in this Guaranty shall be deemed, and interpreted so as, to also include any renewals or extensions of the initial or renewal term(s), as the case may be, and any holdover periods thereunder.

15. All demands, notices and other communications under or pursuant to this Guaranty shall be in writing, and shall be deemed to have been duly given when personally delivered, or three (3) days after the date deposited in the United States Postal Service, first-class postage prepaid, certified with return receipt requested, or the delivery date designated for overnight courier services (e.g. Federal Express), or the date delivery is refused, addressed to the party at the address set forth below, or at such other address as may be hereafter designated in writing by either party to the other.

Ground Lease

Exhibit D

Hall of Fame Village

Landlord:

________________________

________________________

________________________

Attention: _______________

with a copy of notices to:

________________________

________________________

________________________

Attention: _______________

Guarantor:

________________________

________________________

________________________

Attention: _______________

with a copies of notices to:

________________________

________________________

________________________

Attention: _______________

16. Guarantor hereby represents and warrants that it is duly authorized to execute and deliver this Guaranty; that this Guaranty is binding on Guarantor in accordance with its terms; that the terms and provisions of this Guaranty are intended to be valid and enforceable in accordance with its terms; and that the signatory to this Guaranty is duly authorized to bind Guarantor and execute this Guaranty on Guarantor’s behalf.

17. Landlord may assign this Guaranty in conjunction with the assignment of all or any portion of Landlord’s interest in the Ground Lease, without the necessity of obtaining Guarantor’s consent thereto, and any such assignment shall not affect, or otherwise relieve, Guarantor from its obligations or liability hereunder. Guarantor may not assign or otherwise delegate any of its rights or obligations hereunder without first obtaining Landlord’s written consent thereto, which consent may be withheld in Landlord’s sole discretion. The terms and provisions of this Guaranty shall inure to the benefit of Landlord and Landlord’s partners, members, trustees, lenders, representatives, and all of their respective successors and assigns. Guarantor hereby acknowledges and agrees that Landlord is relying upon Guarantor’s covenants, representations and warranties contained in this Guaranty in entering into the Ground Lease with Tenant, and Guarantor hereby undertakes to perform its obligations hereunder promptly and in good faith.

18. If all or any portion of the obligations guaranteed hereunder are paid or performed and all or any part of such payment or performance is avoided or recovered, directly or indirectly, from Landlord as a preference, fraudulent transfer or otherwise, then Guarantor’s obligations hereunder shall continue and remain in full force and effect as to any such avoided or recovered payment or performance.

19. All representations and warranties made by Guarantor herein or made in writing pursuant to this Guaranty are intended to and shall remain true and correct as of the time of execution of this Guaranty, shall be deemed to be material, shall survive the execution and delivery of this Guaranty, and shall be relied upon by Landlord and Landlord’s partners, members, trustees, lenders, representatives, successors and assigns.

Ground Lease

Exhibit D

Hall of Fame Village

20. This Guaranty shall be enforced, governed by and construed in accordance with the laws of the State of Missouri, irrespective of its conflict of law rules. In addition, Guarantor hereby consents to the jurisdiction of any state or federal court located within the County in which the Premises are located and irrevocably agrees that all actions or proceedings arising out of or relating to the Ground Lease and this Guaranty shall be litigated in such courts. Guarantor accepts generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Guaranty. This Guaranty shall be subject to all valid applicable laws and official orders, rules and regulations, and, in the event this Guaranty or any portion thereof is found to be inconsistent with or contrary to any such laws or official orders, rules or regulations, the latter shall be deemed to control, and this Guaranty shall be regarded as modified and shall continue in full force and effect; provided, however, that nothing herein contained shall be construed as a waiver of any right to question or contest any such law, order, rule or regulation in any forum having jurisdiction in the Premises.

21. This Guaranty and any exhibits hereto constitute the entire agreement between the parties with respect to the matters covered herein and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

22. In the event Guarantor fails to perform any of its obligations under this Guaranty or in the event a dispute arises concerning the meaning or interpretation of any provision of this Guaranty, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including without limitation, court costs, expert fees, and reasonable attorneys’ fees.

23. Time is of the essence of this Guaranty.

24. Notwithstanding anything to the contrary contained in the Ground Lease, this Guaranty or any other document executed in connection therewith, Guarantor agrees that Landlord’s direct and indirect lenders (and any person or entity acting as agent with respect thereto) and their respective successors and/or assigns (collectively, “Lender”) are each third-party beneficiaries of this Guaranty and so long as the applicable loan is outstanding: (i) this Guaranty may not be amended, modified, supplemented, terminated, surrendered, or cancelled without Lender’s prior written consent; and (ii) Lender shall have the right to enforce the terms and conditions of the Guaranty.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

Ground Lease

Exhibit D

Hall of Fame Village

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date set forth below.

GUARANTOR:

By:
Name:
Its:

Date:	__________________, 20__

Ground Lease

Exhibit D

Hall of Fame Village

EXHIBIT E

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE is made and entered into as of this _____ day of ________, 20___, by and between _____________________, a _____________________ (“Landlord”), and _____________________, a _____________________ (“Tenant”).

R E C I T A L S

Landlord does hereby lease and demise to Tenant that certain real property in the City of _________, County of _________, State of _______________, more particularly described in Exhibit “A” attached hereto and all rights, privileges and easements appurtenant thereto (the “Premises”) pursuant to an upon all of the terms, covenants and provisions set forth in that certain unrecorded Ground Lease of even date herewith (as amended from time to time, the “Lease”), the terms, covenants and provisions of which are hereby incorporated herein by reference. Initially capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

NOW, THEREFORE, the parties hereby agree as follows:

(1) The commencement date of the term of the Lease is ____________________, 20___.

(2) The Term of the Lease shall continue for a period expiring on _______________________.

(3) The Lease grants to any Lender on the security of the leasehold estate created by the Lease the right to obtain a new lease from Landlord having the same record priority as the Lease upon any termination of the Lease prior to the expiration of its term upon the terms and conditions set forth in Section 6.08 of the Lease.

(4) Tenant shall pay the real property taxes and assessments against the Premises during the term hereof, as more specifically provided in the Lease.

(5) Notwithstanding that the ownership of Landlord’s and Tenant’s estates in and to the Premises may become vested in the same party, no merger of Tenant’s leasehold estate into Landlord’s fee title shall result or be deemed to result thereby, as provided in Section 6.09 of the Lease, provided that this provision shall not be deemed applicable to a termination of Tenant’s leasehold estate by reason of Tenant’s default.

(6) Any interest acquired in the Premises, including without limitation, any Fee Mortgage (whether recorded prior to or after the recordation of this Memorandum and including any renewals, replacements, extensions, modifications and amendments thereof), is at all times subject and subordinate to Tenant’s interest under the Lease and any New Lease (and any amendments to the Lease or New Leases, as applicable).

Ground Lease

Exhibit E

Hall of Fame Village

IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the day and year first above written.

___________________________,
a ___________________________

By:
Name:
Its:

“Landlord”

By:

“Tenant”

THE STATE OF _________§

  §

COUNTY OF ___________§

This instrument was acknowledged before me on the ___ day of ____________, 20__, by _____________________, _______________ of ___________________, LLC, a _____________ limited liability company, on behalf of said limited liability company.

___________________________________

Notary Public in and for the State of Missouri

THE STATE OF _________ §

§

COUNTY OF ___________ §

This instrument was acknowledged before me on the ___ day of ____________, 20__, by __________________, ____________ of __________________, LLC, a ___________ limited liability company, on behalf of said limited liability company.

___________________________________

Notary Public in and for the State of Missouri

Ground Lease

Exhibit E

Hall of Fame Village

EXHIBIT “A”

LEGAL DESCRIPTION

Ground Lease

Exhibit E

Hall of Fame Village

EXHIBIT F

INSURANCE REQUIREMENTS

Throughout the term of this Agreement, HOF Village Retail I, LLC and HOF Village Retail II, LLC (the “Tenant”) shall obtain, and maintain in full force and effect, the following policies of insurance on behalf of HOF Village Retail I, LLC and HOF Village Retail II, LLC with such changes as may be reasonably required by Twain GL XXXVI, LLC (the “Landlord”) and U.S. Bank National Association and its successors and assigns for the benefit of the lenders as their interests may appear (the “Lender”), from time to time:

1.	Commercial General Liability insurance, providing coverage on an “occurrence” rather than a “claims made” basis, insuring for third party claims of legal liability, and caused by bodily injury, property damage, personal injury or advertising injury, arising out of the ownership or management of the land and buildings, and including the costs to defend such actions brought against the Tenant, as well as hired and non-owned automobile liability insurance. The policy shall designate the Tenant as Named Insured, and shall include an endorsement adding as Additional Insured:

●	Twain GL XXXVI, LLC and U.S. Bank National Association and its successors and assigns for the benefit of the lenders as their interests may appear (using form CG 2026 or equivalent)

Limits of the policy shall be at least $1 million per occurrence and $2 million in the general aggregate. If coverage is provided under blanket policies insuring other locations or entities, then the general aggregate must apply to each insured location separately.

2.	Excess/Umbrella Liability insurance, with the Commercial General Liability and Automobile Liability policies scheduled as underlying policies. Limits of the policy shall be at least $3 million per occurrence and in the annual aggregate. All entities added as Additional Insureds to the Commercial General Liability shall also be Additional Insureds under the Excess/Umbrella Liability policy.

3.	If any portion of the Premises or, if applicable, personal property is at any time located in an area identified in the Federal Register by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazard insurance in an amount equal to the maximum limit of building and, if applicable, contents coverage available through the National Flood Insurance Program, or equivalent policy through a private insurer, in all cases with deductibles acceptable to Landlord, plus such excess flood insurance as required by Landlord; provided, that, the insurance provided pursuant to this Section 5 shall be on terms consistent with the “All Risk” insurance policy required in this Exhibit F.

The Tenant shall obtain (or cause to be obtained) and keep in force:

4.	A Property insurance policy with limits at least equal to the replacement value of the existing structure(s), and containing the following provisions and coverage:

●	“All risk” or “Special Form” coverage

●	Claims shall be paid on a Replacement Cost basis

Ground Lease

Exhibit F

Hall of Fame Village

●	$25,000 maximum deductible

●	No coinsurance; if there is a coinsurance provision, please provide evidence than an Agreed Amount endorsement will appear on the policy

●	Business Income coverage with limits equal to at least 12 months expected loss of rents and other income. No coinsurance is permitted

●	Limits of policy will be at least the estimated replacement value of the subject property, plus the value of other property insured

●	Ordinance or Law coverage including loss in value to the undamaged portion, demolition and increased cost of construction

●	Boiler and Machinery Coverage (aka Electrical and Mechanical Breakdown) (if appropriate)

●	The Tenant shall be Named Insured on the policy. The Landlord and Lender shall be named as loss payee.

All insurance policies shall be underwritten by companies licensed to write such insurance in the state in which the Project is located, and shall be rated in the latest A.M. Best’s Insurance Rating Guide with a rating of at least A-, and be in a financial category of at least IX.

The Tenant shall furnish to the Landlord a complete copy of each such policy of insurance required under #1, #2 and #3. If an insurance policy is not available when required, as set forth above, then Certificates of Insurance detailing the policy terms and conditions as noted above shall be provided, but the policies must then be provided within sixty days.

All such policies shall include endorsements requiring at least 30 days prior written notice to the Landlord of any cancellation, termination or reduction of coverage therein. Notice of the renewal of any policy shall be made at least 10 days prior to the scheduled date of such renewal, and shall be in the form of endorsement to the policy. Notice to the Landlord of any replacement of any policy shall be made at least 10 days prior to such replacement, and shall be in the form of a copy of the replacement policy, or by certificate, as noted above.

Evidence of insurance may be provided on a Certificate of Insurance issued to the Tenant and Landlord. All Certificates shall be amended in the Cancellation provision by deleting the words “endeavor to” and “but failure to mail such notice shall impose no obligation or liability of any kind upon the company, its agents or representatives.”

By requiring insurance limits, the Landlord does not represent that coverage and limits will necessarily be adequate to protect the Tenant and such coverage and limits shall not be deemed as a limitation or release of any party’s liability under any indemnification granted to the Landlord in this Agreement.

The requirements specified herein shall not be waived by delivery of a certificate or policy to the Lanlord (or its counsel) not in conformance with these requirements unless these requirements are specifically modified in writing by the Landlord.

Notes:

●	These insurance requirements are intended to protect the additional insureds under each policy for their contingent liability exposures as partners, investors, or lenders in the transaction.

●	The use of so-called ‘blanket’ additional insured endorsements must be limited to those entities which have a written contract with the Named Insured; in cases where no direct written contract between the parties exists, the recommended additional insured forms should be used.

Ground Lease

Exhibit F

Hall of Fame Village

EXHIBIT G

ACKNOWLEDGEMENT OF THIRD PARTY BENEFICIARY

This Acknowledgment of Third Party Beneficiary is executed this ____________ day of __________________, 20___, by ______________________ [(“General Contractor”)] [(“Architect”)], a contractor retained by ________________________ (“Tenant”) to perform certain work and services relating to the construction of a ______________________ on that certain tract of real estate in _______________ (the “Project”) owned by Twain GL ____, LLC, a Missouri limited liability company (“Owner”). In consideration of the contract(s) between Tenant and [General Contractor] [(the “Construction Contract”)] [(the “Architect Agreement”)], relating to [construction of such improvements and construction and performance of such site improvement work] and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, [General Contractor] [Architect] agrees as follows:

1. [General Contractor] [Architect] acknowledges and agrees that [General Contractor] [Architect] is responsible to complete the Project required by the [Construction Contract] [Architect] in accordance with the terms thereof, in accordance with the plans and specifications for the Project, and in compliance with all applicable codes, ordinances and laws.

2. [General Contractor] [Architect] acknowledges that the Project is being performed for the benefit of Owner and Tenant. In addition, [General Contractor] [Architect] hereby acknowledges and agrees that [___________], LLC, a Missouri limited liability company, is an expressly intended third-party beneficiary of the [Construction Contract] [Architect Agreement]. [General Contractor] [Architect] agrees that Owner’s status as intended third-party beneficiary does not constitute or create a contractual relationship between Owner and [General Contractor] [Architect] and does not allow [General Contractor] [Architect] to enforce the [Construction Contract] [Architect Agreement] directly against Owner. However, [General Contractor] [Architect] agrees that as an intended third-party beneficiary, Owner shall have the right to enforce the terms of the [Construction Contract] [Architect Agreement] directly against [General Contractor] [Architect], without accepting any assignment of the [Construction Contract] [Architect Agreement], and that in such event Owner shall be entitled to full and direct performance from [General Contractor] [Architect] of the [Construction Contract] [Architect Agreement] and all warranties provided therein. Specifically, in this regard, [General Contractor] [Architect] acknowledges and agrees that it shall be directly and fully responsible to Owner for the work and services provided by [General Contractor] [Architect] on the Project and for all non-conformities, defects or deficiencies in such work and services provided by [General Contractor] [Architect] for the Project. In addition, [General Contractor] [Architect] hereby agrees that all indemnities and insurance coverages procured by [General Contractor] [Architect] under the [Construction Contract] [Architect Agreement] shall include and run to the benefit of Owner and its agents, employees, officers and servants.

______________________________,
a______________________________

By:
Print Name:
Title:

Ground Lease

Exhibit G

Hall of Fame Village

EXHIBIT H

BUDGET

[***]

Ground Lease

Exhibit H

Hall of Fame Village

EXHIBIT I

RESERVED

Ground Lease

Exhibit I

Hall of Fame Village

EXHIBIT J

Commencement Date Disbursements and Intended Disbursement Schedule and Amounts

The Tenant Improvement Allowance shall be used and disbursed as follows:

Purchase Price under PSA	$550,000.00
Closing Costs and Fees under the PSA	$273,890.00
Capitalized Rent	$2,631,480.63
Reimbursement for portion of Tenant construction costs	$7,435,951.48
Future Disbursements held by Tenant for payment on October 15, 2022	$2,774,294.63
Future Disbursements held by Tenant for payment on November 15, 2022	$2,774,294.63
Future Disbursements held by Tenant for payment on December 15, 2022	$1,760,088.63
Total	$18,200,000.00

Ground Lease

Exhibit J

Hall of Fame Village

EXHIBIT K

RESERVED

Ground Lease

Exhibit K

Hall of Fame Village

EXHIBIT L

Form of Ground Lease Estoppel Certificate

[DATE]

U.S. Bank National Association

425 Walnut St, 6th Floor

CN-OH-W6CT

Cincinnati, OH 45202

Attention: GSF – Twain Funding II

Re:	Property located at [_________] (the “Premises”)

Ladies and Gentlemen:

The undersigned, [_____], a [_____] (“Tenant”), and [____], a [____] (“Guarantor”), each certifies to U.S. Bank National Association, as administrative agent and collateral agent for certain lenders (“Lenders”) (in such capacity, “Agent”) (all of the foregoing, together with their respective successors and/or assigns, collectively, the “Reliance Parties”), as of the date hereof as follows:

1. Tenant is the tenant under that certain Ground Lease dated [____] (the “Commencement Date” under the Ground Lease) between Tenant, as tenant, and [_________], a Missouri limited liability company, as landlord (“Landlord”) (the “Ground Lease”). Capitalized terms used and not defined in this Ground Tenant Estoppel Certificate (this “Certificate”) have the meanings ascribed to such terms in the Ground Lease.

2. In connection with the Ground Lease, Guarantor delivered to Landlord that certain [Completion and Rent Payment Guaranty] dated the Commencement Date (the “Guaranty”).

3. Each of the Ground Lease, the Guaranty, and to the extent applicable, any of the other written instruments set forth on Exhibit A1 attached hereto (all of the foregoing, collectively, the “Ground Lease Documents”): (i) are in full force and effect in accordance with their respective terms; (ii) have not been amended, modified or supplemented, except as set forth on Exhibit A; and (iii) represent the entire agreement between Tenant and Guarantor, on the one hand, and Landlord, on the other hand. There are no other agreements or understandings, whether written or oral, between Tenant and/or Guarantor, on the one hand, and Landlord, on the other hand, with respect to the Ground Lease Documents or the Premises.

4. The term of the Ground Lease commenced on the Commencement Date and expires on [________], unless sooner terminated in accordance with the terms as set forth in the Ground Lease. Base Rent will be calculated according to Exhibit [__] attached to the Ground Lease.

5. No Base Rent has been paid more than one month in advance and no security has been deposited with Landlord.

6. The Completion Date has not yet occurred.

7. With respect to Tenant, no “default” or “breach” currently exists under the Ground Lease and, to Tenant’s knowledge, (i) there exist no “default” or “breach” on the part of Tenant under the Ground Lease beyond applicable notice and cure periods and (ii) no event has occurred which, with the passage of time or the giving of notice or both, would constitute a “default” or “breach” by Tenant thereunder.

8. With respect to Landlord, no default or breach currently exists under the Ground Lease and, to Tenant’s knowledge, (i) there exist no default or breach on the part of Landlord under the Ground Lease beyond applicable notice and cure periods and (ii) no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default or breach by Landlord thereunder.

[1]	Note to Draft: To include purchase and sale agreement.

Ground Lease

Exhibit L

Hall of Fame Village

9. No default or breach currently exists under the Guaranty and, to Tenant’s and Guarantor’s knowledge, (a) there exist no default or breach on the part of Guarantor under the Guaranty beyond applicable notice and cure periods and (b) no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default or breach by Guarantor thereunder.

10. To Tenant’s knowledge, the Premises is free and clear of all liens and claims of liens for labor, services, materials, supplies, or equipment performed on or furnished to the Premises.

11. Tenant has not assigned the Ground Lease. Tenant has not mortgaged its leasehold interest in the Premises [and there are currently no Leasehold Mortgages][except to: ________, pursuant to that certain _________].

12. No bankruptcy proceeding, whether voluntary or otherwise, is pending, or to Tenant’s knowledge, threatened, against Tenant or Guarantor.

13. To Tenant’s and Guarantor’s knowledge, neither Tenant nor Guarantor has any claim, offset or defense against Landlord arising out of the Ground Lease or against the payment of rent or other charges under the Ground Lease or in any way relating thereto.

14. The General Construction Contract and the Architect’s Contract referred to in Section 5.02 of the Ground Lease remain in full force and effect.

15. The Tenant Improvement Allowance is $[____] and as of the date hereof $[____] has been received by Tenant from Landlord on account of the Tenant Improvement Allowance. Tenant is not owed any allowance under the Ground Lease Documents other than Landlord’s obligation to fund the Tenant Improvement Allowance and/or Capitalized Rent.

16. For purposes of Section 12.03 of the Ground Lease, Agent and Lenders shall be considered “Fee Mortgagees” and afforded all of the rights and benefits of a “Fee Mortgagee” under the Ground Lease Documents, subject to (but without the need for any additional acknowledgment or consent from Tenant) Tenant’s receipt of an executed copy of the “Fee Mortgage” which expressly states that such Fee Mortgage shall attach only to the Fee Estate and shall not encumber or attach to or otherwise affect or be superior to the Ground Lease or any New Lease.

17. For purposes of Section 12.03(d) of the Ground Lease, the notice address for Agent is as follows:

U.S. Bank National Association

425 Walnut St, 6th Floor

CN-OH-W6CT

Cincinnati, OH 45202

Attention: GSF – Twain Funding II

18. Notwithstanding anything to the contrary contained in any of the Ground Lease Documents, Guarantor agrees that Agent and Lenders are third-party beneficiaries of the Guaranty and so long as Agent and Lenders are Fee Mortgagees: (i) the Guaranty may not be amended, modified, supplemented, terminated, surrendered, or cancelled without Agent’s prior written consent; and (ii) Agent shall have the right to enforce the terms and conditions of the Guaranty.

19. The undersigned hereby certifies that he or she is duly authorized to sign, acknowledge and deliver this Certificate on behalf of Tenant or Guarantor, as applicable. Each of Tenant and Guarantor acknowledges that Agent and Lenders will rely on this Certificate in administering and making a loan secured by the Fee Mortgage. The information contained in this Certificate shall be for the benefit of the Reliance Parties.

Ground Lease

Exhibit L

Hall of Fame Village

Very truly yours,

TENANT:

[_______], a [______]

By:
Name:
Title:

GUARANTOR:

[_______], a [______]

By:
Name:
Title:

Ground Lease

Exhibit L

Hall of Fame Village

Exhibit A

Ground Lease Documents

Ground Lease

Exhibit L

Hall of Fame Village

EXHIBIT M

Tenant Payment Notice

Landlord has entered into a loan agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) with U.S. Bank National Association as Administrative Agent (“Administrative Agent”) for the Lenders party to the Loan Agreement from time to time, pursuant to which the Lenders have agreed to make a loan to Landlord. Pursuant to the Loan Agreement, Landlord has granted to Administrative Agent, on behalf of the Lenders, a security interest and continuing lien on Landlord’s right, title and interest in and to all amounts at any time payable by you to Landlord pursuant to this Lease.

By this letter, you are hereby directed to make all payments of rent and other sums due to Landlord under this Lease as follows:

By Wire:

Bank Name:	U.S. Bank National Association
ABA No.:	091000022
Account No.:	[***]
Account Name:	Structured Finance Wire Clearing
Reference:	TWAIN FUNDING II LLC COLLECTION ACCT, [***]

In the event that you at any time receive any other instructions from Administrative Agent with respect to the disposition of amounts payable by or through to Landlord pursuant to this Lease, Landlord hereby irrevocably authorizes and directs you to follow such instructions, without inquiry as to Administrative Agent’s right or authority to give such instructions. You are authorized and directed by Landlord to follow Administrative Agent’s instructions despite any contrary instructions from Landlord.

The foregoing direction is irrevocable, except with the written consent of Administrative Agent (or its successors or assigns), notwithstanding any future contrary request or direction from Landlord or any other person (other than Administrative Agent (or its successors or assigns)).

Ground Lease

Exhibit M

Hall of Fame Village

EXHIBIT N

Work Completed as of Commencement Date

Retail I’s core and shell has been completed including certificate of occupancy issued as of September 9, 2022. The work completed includes all main utilities required to service the building including, water, sewer, electrical, gas and wi-fi connectivity availability. It includes the completion of all structural steel, block demising walls, fire alarm systems and sprinkler systems, pre cast panels, metal panels, exterior brick, roof including stair access and roof access hatch, electrical rooms, fire pump rooms, storage rooms, trash room, back of house corridor with poured concrete floor, HVAC systems for core/shell, roll up doors and back of house doors, all life safety signage for core/shell required by code, security cameras for core/shell. Additionally, as part of site work there is a completed parking lot, roads, site lighting, sidewalks, landscaping, security cameras and digital messaging boards.

Additionally, Build a Bear is now open and received their certificate of occupancy on September 9 2022. The Shula’s build out is progressing with all underground work completed, mezzanine structural steel in place, all slab on grade is poured as is mezzanine. HVAC and electrical rough in work is in progress.

Retail II is 85% complete from a core and shell perspective. The work completed includes all main utilities required to service the building including, water, sewer, electrical, gas. It includes the completion of all structural steel, block demising walls, fire sprinkler systems, pre cast panels, exterior brick, roof is 95% completed, HVAC systems for core/shell has started. Elevator shaft is also in for the service corridor area.

Additionally, the tenant build out for Brew Kettle is under way including an enclosure on the roof that has structural steel and metal framing completed as well as underground work is completed.

Ground Lease

Exhibit N

Hall of Fame Village